PURCHASE AND SALE AGREEMENT

Between

CORPORATE REALTY INCOME FUND I, L.P.
(Seller)

and

VISION SYSTEMS GROUP, INC.
(Purchaser)

1001 Durham Avenue
South Plainfield, New Jersey

Dated as of January 28, 2005

PURCHASE AND SALE AGREEMENT

          This Purchase and Sale Agreement (“Agreement”) is made as of January 28, 2005 (the “Effective Date”) by and between CORPORATE REALTY INCOME FUND I, L.P., a Delaware limited partnership (“Seller”) and VISION SYSTEMS GROUP, INC., a New Jersey corporation (“Purchaser”).

          A.       Seller owns in fee simple a certain parcel of real property located in the City of South Plainfield, County of Middlesex, State of New Jersey, commonly referred to as 1001 Durham Avenue (hereinafter collectively referred to as the “Real Property”).

          B.       Subject to the terms and conditions herein, Seller desires to sell and Purchaser desires to purchase the Real Property and certain items of personal property.

          NOW THEREFORE, in consideration of the mutual covenants contained herein, Seller and Purchaser agree as follows:

1.       PURCHASE AND SALE

          1.1     Property

          Subject to the terms and conditions hereof, Seller hereby agrees to sell, convey and assign to Purchaser, and Purchaser hereby agrees to purchase and accept from Seller on the Closing Date (as defined in Section 4.1 below) the following (collectively, the “Property”):

(a)	the Real Property, which is legally described on Exhibit A attached hereto, together with any and all rights, privileges and easements appurtenant thereto, which are owned by Seller;

(b)

all buildings located on the Real Property, and all other improvements and fixtures located on the Real Property which are owned by Seller, if any, including any apparatus, equipment and appliances incorporated therein and used in connection with the operation and occupancy thereof, such as heating and air conditioning systems and facilities used to provide any utility service, ventilation, or other services thereto, but excluding fixtures owned by tenants (all of which are collectively referred to as the “Improvements”);

(c)

all right, title and interest of Seller in and to any personal property located on and used in connection with the Real Property and Improvements, including without limitation the personal property listed on Schedule 1 (the “Personal Property”);

(d)

all assignable or transferable intangible property, including, but not limited to:  (i) all guaranties and warranties (including guaranties and warranties pertaining to construction of the Improvements); (ii) all air rights, excess floor area rights and other development rights relating or appurtenant to the Real Property or the Improvements; (iii) all rights to obtain utility service in connection with the Improvements and the Real Property; (iv) all assignable licenses and other governmental permits and permissions relating to the Real Property, the Improvements or the operation thereof, including without limitation the licenses and permits listed on Schedule 2 (the “Permits”); and (v) all assignable contracts and contract rights relating to the Real Property or the Improvements, including the contracts listed on Schedule 3 (the “Service Contracts”), which shall survive the Closing (all of the foregoing are hereinafter collectively referred to as the “Intangible Property”); and

(e)

All right, title and interest of Seller in and to the leases and other occupancy agreements covering all or any portion of the Real Property or the Improvements to the extent they are in effect on the date of Closing (collectively the “Leases”), together with all current rents and other sums due thereunder (the “Rents”) and any and all security deposits in connection therewith (the “Security Deposits”).  The Leases, in each case together with the current monthly rent and Security Deposit relative thereto, are set forth on Exhibit I (the “Rent Roll”).

2.          PURCHASE PRICE

             Purchaser shall pay as the total Purchase Price for the Property (“Purchase Price”) the amount of Nine Million Seven Hundred Fifty Thousand and No/100ths U.S. Dollars ($9,750,000.00), which shall be payable as follows:

2.1	Deposit

Concurrently with the execution and delivery hereof, Purchaser shall cause Two Hundred Fifty Thousand and No/100ths U.S. Dollars ($250,000.00) (the “Downpayment”) to be delivered by wire transfer to Escrow Holder (as hereinafter defined) to be held by the Escrow Holder in accordance with the terms and conditions of this Agreement.  The Downpayment shall be held in an interest bearing account or instrument, as approved by Purchaser, as an earnest money deposit toward the Purchase Price.  Purchaser will provide Escrow Holder with its Taxpayer Identification Number and such additional information and documents as may be required by Escrow Holder.

The Escrow Holder shall be subject to the following terms and conditions and no others:

(a)

The duties and obligations of the Escrow Holder shall be determined solely by the express provisions of this Agreement and no implied duties and obligations shall be read into this Agreement against the Escrow Holder.

(b)

The Escrow Holder shall be entitled to rely, and shall not be subject to any liability in acting in reliance, upon any joint writing furnished to the Escrow Holder by Purchaser and Seller and shall be entitled to treat as genuine the document it purports to be, including any such letter, paper or other document furnished to the Escrow Holder in connection with this Agreement.

(c)

In the event of any disagreement between Purchaser and Seller resulting in adverse claims and demands being made in connection with or against the funds held in the escrow created hereby, the Escrow Holder shall refuse to comply with the claims and demands of either party until such disagreement is finally resolved, either by Purchaser and Seller, as evidenced by a joint writing reflective thereof delivered to the Escrow Holder pursuant to subparagraph (b) above, or by a court of competent jurisdiction (in proceedings which the Escrow Holder or any other party may initiate, it being understood and agreed by Purchaser and Seller that the Escrow Holder has the authority (but no obligation) to initiate such proceedings).

(d)

Subject to the provisions of Section 11.13 below and Seller’s right to retain the Deposit as liquidated damages pursuant to Section 12 below, in the event of a termination of this Agreement by either Seller or Purchaser as permitted by the terms of this Agreement, the Escrow Holder is authorized and directed by Seller and Purchaser to deliver the Deposit (as hereinafter defined) to the party hereto entitled to same pursuant to the terms hereof no sooner than the fifth Business Day and no later than the tenth Business Day following receipt by the Escrow Holder and the non-terminating party of written notice of termination delivered in accordance with Section 10 of this Agreement from the terminating party and receipt of evidence satisfactory to the Escrow Holder that the non-terminating party has in fact received written notice of such termination in accordance with Section 10 of this Agreement, unless the non-terminating party hereto notifies the Escrow Holder that it disputes the right of the other party to receive the Deposit.  In such event, the Escrow Holder shall either continue to hold the Deposit or interplead the Deposit into a court of competent jurisdiction until such dispute is resolved, as more specifically provided in Section 2.1(c) above.  All attorney’s fees and costs of the Escrow Holder reasonably incurred in connection with such dispute or interpleader shall be assessed against the party that is not awarded the Deposit, or if the Deposit is distributed in part to both parties then in inverse proportion to such distribution.

          2.2      Interest

          Except as provided in Section 2.1 above and in other provisions of this Agreement where Seller shall be entitled to retain the Downpayment and all interest earned thereon (collectively, the “Deposit”) as liquidated damages pursuant to Section 12 below, interest on the Downpayment shall accrue to the benefit of Purchaser.

          2.3     Cash at Closing

          The Purchase Price, adjusted for the Deposit, plus any other amounts required to be paid by Purchaser at Closing, including financing proceeds pursuant to Section 7.2(g) and Schedule 4 attached hereto, and plus or minus any prorations and credits as provided for in this Agreement, in the form of immediately available U.S. funds, shall be paid by Purchaser into escrow with the Escrow Holder, as defined in Section 4.1, in time to allow the Closing to occur on the Closing Date (as hereinafter defined) by wire transfer as more particularly set forth in Section 4.3 below.

3.       TITLE

3.1	Title Commitment; Survey

(a)

Within five (5) days following the Effective Date, Purchaser shall order a commitment for title insurance (the “Title Commitment”) from a nationally recognized title company licensed to do business in New Jersey (“Title Company”).  Within five (5) days of receipt thereof, Purchaser shall forward to Seller a copy of any such Title Commitment along with copies of all recorded documents referred to in the Title Commitment as exceptions to title to the Property (the “Title Documents” and, together with the Title Commitment and the Survey, the “Title Evidence”).

(b)

Within five (5) business days following the Effective Date, Seller shall deliver to Purchaser a copy of any survey of the Real Property in Seller’s possession or control.  Purchaser shall have the right, at its sole cost and expense, to obtain a current survey of the Real Property and Improvements (the “Survey”) prepared in accordance with the Minimum Standard Detail Requirements and Classifications for ALTA/ACSM Land Title Surveys published in 1999.

          3.2     Review of Title

          Purchaser shall have until 5:00 p.m. Eastern Standard Time on the date that is fifteen (15) days prior to the last day of the Inspection Period (the “Title Approval Date”) to review the Title Evidence and render any objections as to matters of title in writing to Seller.  Any matters shown in the Title Evidence not timely objected to by Purchaser shall be deemed waived and Purchaser shall be deemed to agree to acquire the Property subject to such exceptions (collectively, “Permitted Exceptions”) hereunder.  Seller, in its sole and absolute discretion, may elect to remove or satisfy any such objections, provided that Seller shall have ten (10) days from the date of such objections to have such objections that Seller so elects removed or satisfied.  Subject to Purchaser’s approval, which may be granted in Purchaser’s reasonable discretion, Seller may cause the Title Company to issue a title endorsement or “insure over” any objection (each, a “Seller Endorsement”) and it shall have the same effect as if such objection was cured by Seller.  If Seller shall fail to have such objections removed, insured over or satisfied within such time or during such time delivers a written notice to Purchaser that notwithstanding Seller’s reasonable efforts, such objections may not be cured, then, in the absence of a default by Purchaser, Purchaser may, by written notice to Seller within five (5) days after the expiration of such time or the delivery of such written notice, either (a) terminate this Agreement without any liability on its part, in which case the Deposit shall be refunded to Purchaser, Purchaser shall return all documents, including all Due Diligence Documents (as hereinafter defined in Section 3.6(d)), received from Seller or Seller’s agents to Seller and neither party shall have any further rights or obligations hereunder (except as set forth in Sections 3.5(a) and (e), 3.6(b), 9.1, 11.2 and 11.12 hereof), or (b) proceed to Closing and take title subject to such objections, in which case such non-cured objections shall become Permitted Exceptions hereunder.  After the Title Approval Date but prior to the Closing Date, Purchaser shall also have the right to disapprove in writing any additional item not previously set forth in the Title Report and/or Title Commitment that Title Company intends to show as an exception to title in the Title Policy.  Any such additional item not specifically disapproved in writing delivered within five (5) Business Days following Purchaser’s receipt of written notice of such additional item (together with copies of all recorded documents evidencing such additional item) shall be deemed approved.  Seller shall have until Closing to remove or cause Title Company to insure over (subject to Purchaser’s approval, which may be granted in Purchaser’s sole and absolute discretion) any such disapproved item at Seller’s own expense.  Seller may elect to (a) extend the Closing until the day after the date upon which Seller is able to remove or cause Title Company to insure over (subject to Purchaser’s approval, which may be granted in Purchaser’s sole and absolute discretion) any such disapproved item (but in no event shall such extension exceed ten (10) Business Days after the Closing Date), or (b) terminate this Agreement, unless Purchaser elects to take title subject to such disapproved item, and, if Seller elects to terminate this Agreement, Purchaser shall return all documents, including all Due Diligence Documents, received from Seller or Seller’s agents, to Seller and, in the absence of a default by Purchaser beyond applicable notice and cure periods, the Deposit shall be returned to Purchaser and, thereupon, neither Seller nor Purchaser shall have any further obligation hereunder (except as set forth under Sections 3.5(a) and (e), 3.6(b), 9.1, 11.2 and 11.12 hereof).  Notwithstanding anything in this Agreement to the contrary, and notwithstanding any approval or consent given by Purchaser hereunder, Seller shall cause all mortgages and deeds of trust encumbering Seller’s interest in the Real Property, and all mechanic’s liens filed against the Property (expressly excluding such liens relating to work performed on the Property and contracted for by or through Purchaser), to be released and reconveyed from the Real Property, or, with respect to such mechanic’s liens, otherwise bonded, on or prior to the Closing and shall cause the Title Company to insure title to the Real Property as vested in Purchaser without any exception for such matters.

          3.3     Vesting of Title

          At Closing, Seller shall convey all of Seller’s right, title and interest in and to the Real Property and Improvements to Purchaser by bargain and sale deed with covenants against grantor’s acts (as further described in Section 4.2(a)(i) below), subject to the Permitted Exceptions, and shall convey Seller’s interest in the Personal Property to Purchaser by bill of sale (as further described in Section 4.2(a)(ii) below).

          3.4     Title Insurance

          At Closing, the Title Company shall issue to Purchaser an Owner’s Policy of Title Insurance in the amount of the Purchase Price insuring that title to the Real Property and Improvements is vested in Purchaser subject only to the Permitted Exceptions (the “Title Policy”), provided that, if required by the Title Company, Purchaser shall, at its sole cost and expense, update the existing survey of the Property and deliver a copy of same, or the Survey, certified to the Title Company in a manner that will allow the Title Company to issue any additional coverage title policy.

          3.5     Inspection Period

          Purchaser shall have until 5:00 p.m. Eastern Standard Time on the date that is forty-five (45) days after the Effective Date (the “Inspection Period”) to inspect the Property and the Due Diligence Documents, and to perform such other due diligence, including a phase I environmental investigation, with respect to the Property as Purchaser reasonably deems necessary, subject to the rights of tenants in possession of the Property.  Purchaser agrees to immediately commence its inspection efforts and will pursue same diligently, and will advise Seller of its findings as soon as practicable.  Purchaser may, on or before the expiration of the Inspection Period (the “Out Date”), in its sole discretion, advise Seller and Escrow Holder, in writing, of its election to proceed with the purchase of the Property.  If Purchaser, in its sole discretion, decides that it will not proceed with the purchase of the Property, Purchaser shall on or before the Out Date give notice to Seller and Escrow Holder that it is terminating this Agreement.  If Purchaser fails to notify Seller and Escrow Holder of its decision on or before the Out Date, Purchaser shall be deemed to have notified Seller and Escrow Holder on the Out Date that Purchaser is terminating this Agreement.  Upon any such termination, in the absence of a default by Purchaser beyond applicable notice and cure periods, the Deposit shall be refunded to Purchaser, all documents, including all Due Diligence Documents, received from Seller or Seller’s agents, shall be returned by Purchaser to Seller, Purchaser shall, at Seller’s request, at no cost to Seller, without representation or warranty, deliver to Seller true and correct copies of all third party reports obtained by Purchaser with respect to the Property, and, subject to Sections 3.5(a) and (e), 3.6(b), 9.1, 11.2 and 11.12 hereof, neither party shall have any further rights or obligations hereunder.  In the event this Agreement is not so terminated, the Deposit shall become non-refundable (subject to the other terms and conditions of this Agreement) and Seller and Purchaser shall proceed to Closing in accordance with the terms and conditions hereof and the Inspection Period termination rights shall be deemed waived by Purchaser.  Purchaser shall not undertake any soil borings, ground water testing or other “Phase II” investigative procedures without first having obtained the prior written consent of Seller, which shall not be unreasonably withheld, delayed or conditioned.  In connection with Purchaser’s inspection of the Property, Purchaser agrees that:

(a)	All inspection fees, engineering fees, or other expenses of any kind incurred by Purchaser relating to the inspection of the Property will be at Purchaser’s sole cost and expense;

(b)

Purchaser will give Seller reasonable advance notice of the dates of all inspections and will schedule all tests and inspections during normal business hours whenever feasible unless otherwise requested by Seller;

(c)	Seller will have the right to have one or more representatives of Seller accompany Purchaser and Purchaser’s representatives, agents or designees while they are on the Property;

(d)	Any entry by Purchaser, its representatives, agents or designees will not unreasonably interfere with Seller’s use of the Property or with the operations of any tenant;

(e)	Purchaser will restore any damage caused to the Property by Purchaser’s entry on the Property for inspection purposes at Purchaser’s sole cost and expense if this transaction does not close; and

(f)

In making any inspection hereunder, Purchaser will treat and will cause any representative of Purchaser to treat all information obtained by Purchaser pursuant to the terms of this Agreement as strictly confidential in accordance with Section 11.12 below.

Purchaser shall have the right to further inspect the Property as provided in Section 3.6(b) hereafter (during normal business hours and upon notice to Seller), including for the purpose of confirming that the Property is in the same condition at Closing as existing at the end of the Inspection Period, reasonable wear and tear excepted; provided, however, that such continuing right of inspection shall in no way be deemed to extend or resurrect the Inspection Period or constitute a condition to Closing, subject however, to the other terms and conditions of this Agreement.  For purposes of this Agreement, the term “Business Day” shall mean a day other than any Saturday, Sunday, or day upon which national banks in New York City, New York, are not open for general banking business.

          The covenants of Purchaser contained in this Section 3.5(a) and (e) shall survive the Closing Date or any earlier termination of this Agreement.

3.6	Furnishing of Information

(a)	In furtherance of Purchaser’s rights set forth above, Seller has furnished, or within five (5) days after the Effective Date will furnish, to Purchaser:

(i)

a current rent roll (the “Rent Roll”) with respect to the Property attached as Exhibit I, together with copies of all Leases and amendments and/or modifications currently in effect, together with a list pertaining to the status of rental payments by tenants under the Leases and any delinquencies in connection therewith;

(ii) a copy of any Phase I Environmental Assessment of the Property and any other environmental study or report of the Property prepared for Seller, to the extent same are in Seller’s possession;

(iii)

copies of any service, maintenance and other such contracts relating to the day-to-day operation or maintenance of the Property listed on Schedule 3, together with any engineering reports relative to the Property prepared by third-parties, to the extent such engineering reports are in Seller’s possession;

	(iv)	copies of financial statements for the Property for the last two (2) years in the form prepared by or for Seller in the ordinary course of business with respect to the Property; and

	(v)	copies of the current tax bill for the Property and current property tax assessment information in Seller’s possession.

(b)

Subject to Section 3.6(c) below, Seller will allow Purchaser and Purchaser’s agents reasonable access to the Property during regular business hours to inspect the Property during the Inspection Period and thereafter until the earlier of any termination of this Agreement and the Closing Date, subject to the terms of the Leases.  Purchaser hereby indemnifies, defends and holds Seller and the Property harmless from any and all costs, loss, damages or expenses, of any kind or nature (including, without limitation, mechanics’ liens and reasonable attorneys’ fees and expenses) arising out of or resulting from such inspection, investigation, entry and/or other activities upon the Property by Purchaser, its employees, agents, contractors, subcontractors, and/or assigns.  Notwithstanding anything to the contrary herein, the indemnity set forth in this Section 3.6(b) shall survive (i) any termination of this Agreement and (ii) the Closing and shall not be merged therein.

(c)

During any period of entry upon the Property prior to Closing, Purchaser shall maintain, with insurance companies acceptable to Seller, the following insurance:  Worker’s Compensation Insurance as required by law and Employer’s Liability Insurance; Comprehensive General Liability or Commercial General Liability insurance, with limits of not less than One Million Dollars ($1,000,000) combined single limit and not less than Two Million Dollars ($2,000,000) on a general aggregate basis, for bodily injury, death and property damage and Excess (umbrella) Liability insurance with limits not less than Five Million Dollars ($5,000,000).  Each policy of insurance shall name Seller as an additional insured.  Further, each policy of insurance shall state that such policy is primary and noncontributing with any insurance carried by Seller.  Such policy shall contain a provision that the naming of the additional insured shall not negate any right the additional insured would have as a claimant under the policy if not so named and shall contain severability of interest and cross-liability clauses.  A certificate, together with any endorsements to the policy required to evidence the coverage which is to be obtained hereunder, shall be delivered to Seller prior to the entry onto the Property by Purchaser or its agents.  The certificate shall expressly provide that no less than ten (10) days prior written notice shall be given Seller in the event of any material alteration to or cancellation of the coverages evidenced by said certificate.  A renewal certificate for each of the policies required by this Section 3.6(c) shall be delivered to Seller not less than ten (10) days prior to the expiration date of the term of such policy.  Any policies required by the provisions of this Section may be made a part of a blanket policy of insurance with a “per project, per location endorsement” so long as such blanket policy contains all of the provisions required herein and does not reduce the coverage, impair the rights of the other party to this Agreement or negate the requirements of this Agreement.

(d)

In addition to the information to be furnished to Purchaser under Section 3.6(a) above, Seller shall make available for Purchaser’s inspection, and shall continue to make available during the Inspection Period and thereafter until the earlier of any termination of this Agreement and the Closing Date:  (i) the Leases and lease files; (ii) copies of financial statements for the Property for the last two (2) years and copies of such historical information in Seller’s possession or the possession of Seller’s agents regarding operating expenses of the Property as Purchaser shall reasonably request; (iii) the documents listed in Section 3.6(a) above; and (iv) guaranties, warranties, licenses, governmental permits (including Certificates of Occupancy) and relevant, pertinent reports and agreements in the possession of Seller or its agents pertaining to the Property, if any (i.e., engineering reports, environmental reports, development records and as-built plans and specifications) and Service Contracts relating to the Property (collectively, the “Due Diligence Documents”), on site at the Property or at the business office of Seller or its agents or otherwise.  Seller shall reasonably cooperate with Purchaser to obtain any consents required in connection with an assignment of any of the Due Diligence Documents.  All of the Due Diligence Documents are confidential and shall not be distributed or disclosed by Purchaser to any person or entity not associated with Purchaser in accordance with Section 11.12 hereof.  Seller agrees to deliver to Purchaser a copy of any written notices which Seller receives prior to Closing from any governmental authority pertaining to any violation of law or ordinance regulating the use of the Property which are received by Seller prior to the Closing Date and of any notice which Seller receives prior to Closing from any tenant regarding any default under any Lease.  If the transaction fails to close for any reason whatsoever, Purchaser shall return to Seller all copies of the Due Diligence Documents which Seller or its agents may have delivered to Purchaser in accordance with this Section 3.6.  THE FURNISHING OF ANY MATERIALS, DOCUMENTS, REPORTS, OR AGREEMENTS DESCRIBED ABOVE SHALL NOT BE INTERPRETED IN ANY MANNER AS A REPRESENTATION OR WARRANTY OF ANY TYPE OR KIND BY SELLER, ANY PARTNER OF SELLER OR AGENT OF SELLER, OR ANY OFFICER, DIRECTOR, OR EMPLOYEE OF SELLER, OR ITS AGENTS, OR ANY OTHER PARTY RELATED IN ANY WAY TO ANY OF THE FOREGOING.

4.       CLOSING

          4.1     Closing

          The purchase and sale of the Property (“Closing”) shall occur within the period expiring thirty (30) days after the termination of the Inspection Period except that if such day shall not be a Business Day, the Closing shall occur on the next Business Day thereafter (the “Closing Date”); provided, however, that each of Seller and Purchaser shall be entitled to one (1) extension of the Closing Date for a period not to exceed ten (10) days upon prior written notice thereof to the other party.  Seller and Purchaser agree that this transaction shall close in escrow through the Title Company, which shall serve as escrow holder hereunder (“Escrow Holder”).  In this regard, Seller and Purchaser shall execute Escrow Holder’s standard form general provisions and such other instructions consistent herewith as Escrow Holder may require and are reasonably acceptable to Seller and Purchaser.  Purchaser and Seller shall endeavor to conduct a “pre-closing” on the Business Day prior to the Closing Date with title transfer and payment of the Purchase Price to be completed on the Closing Date as set forth in Section 4.3 below.

4.2	Transactions at Closing

One (1) Business Day prior to the Closing Date:

(a)	Seller shall deliver or cause to be delivered to Escrow Holder the following documents (collectively, the “Conveyance Documents”) duly executed and acknowledged where appropriate:

(i)

A bargain and sale deed with covenants against grantor’s acts (the “Deed”) conveying the Real Property and the Improvements, subject to the Permitted Exceptions, in the form attached hereto as Exhibit E;

	(ii)	Bill of Sale in the form set forth on Exhibit B attached hereto, conveying the Personal Property to Purchaser;

(iii)

Two counterparts of the Assignment and Assumption Agreement (the “Assignment”) in the form set forth on Exhibit C attached hereto, conveying all interest of Seller as landlord in and to the Leases pertaining to the Real Property and Improvements as more specifically set forth on Schedule B to the Assignment and Assumption Agreement; and in and to any equipment leases, commission agreements and service contracts, as set forth on Schedules C, D and E, respectively, to the Assignment and Assumption Agreement;

(iv)

Certificate of non-foreign status in the form set forth on Exhibit D attached hereto, to confirm that Purchaser is not required to withhold part of the Purchase Price pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended;

	(v)	Original executed copies of all Leases; provided, however, that the original Leases shall be held at the Property for delivery to the Purchaser incident to the Closing;

	(vi)	Information required by the Title Company to comply with the real estate reporting requirements set forth in Section 6045(e) of the Internal Revenue Code of 1986, as amended;

	(vii)	Certificate confirming that the representations and warranties of Seller under this Agreement remain true and correct in the form attached hereto as Exhibit G;

	(viii)	Evidence as to the authority of the person or persons executing documents on behalf of the Seller reasonably acceptable to Purchaser and the Title Company;

(ix)

The Service Contracts which survive Closing, as provided in Section 9.5 below, together with such leasing and property files and records pertaining to day-to-day operation, leasing and maintenance of the Property, to the extent such files and records are in the possession of Seller; provided, however, that such documentation shall be held at the Property for delivery to the Purchaser incident to the Closing, and provided, further, that proprietary information of Seller not relevant to the ownership or operation of the Property shall not be included.  Until the sale of the Property by Purchaser, Purchaser shall allow Seller and its agents and representatives access without charge to all files, records and documents delivered to Purchaser at the Closing upon reasonable advance notice and at all reasonable times, to examine and make copies of any and all such files, records and documents, which right shall survive the Closing;

	(x)	Affidavits as may be customarily and reasonably required by the Title Company, in form reasonably acceptable to Seller;

	(xi)	Closing Statement acceptable to Seller;

	(xii)	An updated Rent Roll in the same form as set forth as Exhibit I, certified by Seller as correct and complete as of the date of delivery thereof;

	(xiii)	Such other documents as may be reasonably necessary and appropriate to complete the Closing of the transaction contemplated herein;

(xiv)

Any as-built plans of the Improvements, to the extent such plans are in the possession of Seller; provided, however, that such documentation shall be held at the Property for delivery to the Purchaser incident to the Closing; and

	(xv)	To the extent in the possession of Seller and not previously delivered to Purchaser, the original Tenant Estoppel Certificates.

(b)	Purchaser shall deliver to Escrow Holder the following:

	(i)	The Purchase Price as adjusted in Section 2.3 above, and as further adjusted to reflect the Purchaser’s share of closing costs, and any fees as more particularly set forth in Section 4.3 below;

	(ii)	Two counterparts of a duly executed and acknowledged Assignment (as described in Section 4.2(a)(iii) above);

	(iii)	Information required by the Title Company to comply with the real estate reporting requirements set forth in Section 6045(i) of the Internal Revenue Code of 1986, as amended;

	(iv)	Evidence of the authority of the person or persons executing documents on behalf of Purchaser reasonably acceptable to Seller and the Title Company;

	(v)	Certificate confirming that the representations and warranties of Purchaser under this Agreement remain true and correct in the form attached hereto as Exhibit H;

	(vi)	Closing Statement acceptable to Purchaser;

	(vii)	Affidavits as may be customarily and reasonably required by the Title Company, in form reasonably acceptable to Purchaser; and

	(viii)	Such other documents as may be reasonably necessary and appropriate to complete the Closing of the transaction contemplated herein.

(c)

Seller and Purchaser shall execute a tenant notification letter to all tenants under the Leases (the “Tenant Notification Letter”) in the form attached hereto as Exhibit F, and Purchaser shall, within forty-eight (48) hours following the Closing, cause the Tenant Notification Letter to be delivered to such tenants.

4.3	Title Transfer and Payment of Purchase Price

(a)

Purchaser agrees to deliver the cash payment specified in Section 4.2(b)(i) above by wiring the same to the Escrow Holder so that the wire may be confirmed in time to allow Closing to occur on the Closing Date and directing the Escrow Holder to deposit or wire the same into Seller’s designated account(s) upon the recording by the Title Company of the documents to be executed and delivered by Seller under Sections 4.2(a) above or upon issuance by the Title Company of, or unconditional agreement by the Title Company to issue, the Title Policy.

(b)

Upon receipt of all items specified in Section 4.2 and following the satisfaction or waiver of all conditions precedent to Closing and upon Title Company issuing or committing to issue the Title Policy, Escrow Holder shall take the following actions:

	(i)	Prorate any and all amounts to be prorated pursuant to Sections 5.1 and 5.2 below;

(ii)

Date and cause to be recorded the Deed and the Assignment and Assumption, as of Closing and designate that the Deed and the Assignment and Assumption be returned directly to Purchaser after recordation;

	(iii)	Issue the Title Policy to Purchaser;

	(iv)	Deliver the Deposit and the balance of the Purchase Price to Seller, plus or minus appropriate adjustments;

	(v)	Credit Purchaser with the total of any and all tenant security deposits called for in the Leases and any and all prorated rents and other items;

	(vi)	Deliver properly executed copies of the Closing Statement to Seller and to Purchaser, which Closing Statement shall have been approved by Seller and Purchaser prior to Closing;

	(vii)	Deliver to Seller a copy of the Deed and the Assignment and Assumption as recorded and executed originals of all documents delivered by Purchaser to Escrow Holder pursuant to Section 4.2(b) above;

	(viii)	Deliver to Purchaser executed originals of all documents delivered by Seller to Escrow Holder pursuant to Section 4.2(a) above, other than that set forth in Section 4.2(a)(i) above; and

	(ix)	Pay any broker’s commissions as provided herein.

          4.4     Reporting Requirements

          The Escrow Holder shall comply with all applicable federal, state and local reporting requirements relating to the closing of the transactions contemplated herein.  Without limiting the generality of the foregoing, to the extent the transactions contemplated by this Agreement involve a real estate transaction within the purview of Section 6045 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), Escrow Holder shall have sole responsibility to comply with the requirements of Section 6045 of the Internal Revenue Code (and any similar requirements imposed by state or local law).  Escrow Holder shall hold Purchaser, Seller and their respective counsel free and harmless from and against any and all liability, claims, demands, damages and costs, including reasonable attorneys’ fees and other litigation expenses, arising or resulting from the failure of Escrow Holder to comply with such reporting requirements.

5.        PRORATIONS; CLOSING ITEMS

5.1	Prorations; Closing Costs

(a)

The amount due on any gas, electric, water, sewer, or other utility bill, or service contract relating to the Property shall be prorated between Seller and Purchaser as of the Closing Date, to the extent such utilities or service contracts are the obligation of the Seller and not a direct or indirect obligation of a tenant under any of the Leases.  Any utility deposits made by Seller shall be and remain the property of Seller.

(b)

All collected rents and other payments from each tenant under the Leases, including, but not limited to, base rent, additional rent, percentage rent (if any), and expense reimbursements, shall be prorated between Seller and Purchaser as of the Closing Date.  Any security deposits or prepaid rent under the Leases held by Seller shall be credited to Purchaser (including the balance of estimated tax, insurance and common area maintenance payments made to Seller by tenants under the Leases net of any payments by Seller thereon).  After the Effective Date hereof, Seller shall not set off any charges against any security deposit except in accordance with the terms of the applicable Lease, and Seller shall provide prompt written notice thereof to Purchaser.  Purchaser agrees to indemnify and hold harmless Seller from and against any loss, cost or expense (including, but not limited to, reasonable attorneys’ fees and expenses) resulting from any claim for such deposits or prepaid rent actually paid or credited to Purchaser.  If any rent or other payments under the Leases are in arrears as of the Closing Date (“Delinquent Rents”), the amount of any such Delinquent Rents which are collected by Purchaser shall be promptly paid by Purchaser to Seller after Closing.  Purchaser shall be entitled to deduct from any such payment (i) Purchaser’s reasonable costs of collection incurred with respect to such Delinquent Rents (including attorneys’ fees), (ii) rents due for the month in which such payment is received by Purchaser, and (iii) rents from such tenant attributable to any period after the Closing that are past due on the date of receipt or that are due within three (3) business days of receipt.  Purchaser agrees to use commercially reasonable efforts to collect Delinquent Rents after the Closing provided Purchaser shall not be required to bring any action or proceeding against any tenant on account of Delinquent Rents.  Purchaser’s obligations hereunder with respect to the collection and payment of Delinquent Rents shall survive the Closing.  Seller may make reasonable efforts to collect Delinquent Rents from and after the Closing Date; provided, however, that Seller shall not be entitled to pursue any action for eviction of any tenant from the Property.  The provisions of this Section shall survive Closing and shall not be merged therein.

(c)

All real estate taxes payable in respect of the Property for the calendar year 2005 shall be prorated as of the Closing; provided, Seller shall be entitled to recover any reimbursements from the tenants on account of such taxes for the period prior to Closing, and Purchaser shall immediately remit to Seller any such reimbursements received by Purchaser upon receipt thereof.  Any real estate taxes due and payable for any periods subsequent to the calendar year 2005 shall be the obligation of Purchaser and any real estate taxes due and payable for any periods prior to calendar year 2005 shall be the obligation of Seller, provided Purchaser shall cooperate with Seller to obtain any reimbursement from any tenant in respect of any such taxes.  Seller and Purchaser agree to mutually cooperate with each other in connection with ongoing tax reduction proceedings relating to prior tax years, if any, and any ongoing or future proceedings relating to the year in which the Closing occurs, if any, and any refund resulting therefrom (to the extent not refundable to tenants under the Leases) shall be prorated between Seller and Purchaser based on the Closing Date, after deducting therefrom the reasonable out-of-pocket expenses incurred by the parties.  The provisions of the immediately preceding two sentences shall survive Closing and shall not be merged therein.

(d)

Purchaser shall pay for the cost of recording the Deed and the premium for the Title Policy including the cost of any endorsements (other than Seller Endorsements) and special or extended coverages of any nature in connection with the Title Policy, one-half (1/2) of any escrow and closing fees charged by Escrow Holder, any surveys or updates prepared by or at the direction of Purchaser, any taxes payable on the transfer of the Personal Property, and any lender’s title insurance coverage on account of any other loan obtained by Purchaser.  Purchaser shall pay for all costs relating to any financing obtained by Purchaser in connection with its purchase of the Property, including any and all costs incurred by Purchaser in performing any tests and investigations.  Seller shall pay for the cost of the Seller Endorsements (but not the cost of any endorsements or special or extended coverages other than the Seller Endorsements), one-half (1/2) of any escrow and closing fees charged by Escrow Holder, any taxes payable in connection with the recordation of the Deed (but not any document recorded in connection with Purchaser’s financing), any prepayment or reconveyance fee in connection with any payoff or release of any existing deed of trust or mortgage, and the recording fees and costs of preparation with respect to documents which Seller elects to place of record in order to cure title objections raised by Purchaser to the extent Seller elects to cure the same, as fully described in Section 3.2.  Each party shall pay its own attorneys’ fees.

(e)

Seller shall be responsible for completing the remodeling of the building lobby generally described on Schedule 7 attached hereto in accordance with plans and specifications to be prepared by Seller and reasonably approved by Purchaser prior to the expiration of the Inspection Period.  If such remodeling is not completed prior to the Closing Date, Seller shall cause such work to be completed promptly following the Closing Date.  In that regard, Seller and Purchaser shall execute and deliver at Closing a license agreement (“License Agreement”) in form reasonably acceptable to Seller and Purchaser pursuant to which Purchaser grants Seller and its employees, agents and contractors a license to enter the Property for the purpose of completing such work, and Seller agrees to maintain or cause to be maintained liability insurance with respect to such work and to perform or cause to be performed such work in compliance with applicable regulations.

          5.2     Calculation of Prorations

          For purposes of calculating prorations, Seller shall be deemed to be in title to the Property, and therefore entitled to the income therefrom and responsible for the expenses thereof, through the day prior to the Closing Date and Purchaser shall be deemed to be in title to the Property, and therefore entitled to the income therefrom and responsible for the expenses thereof, from and after 12:01 a.m. on the Closing Date.  All prorations shall be made on the basis of the actual number of days of the year and month which have elapsed as of the Closing Date.  All prorations which cannot be ascertained as of the Closing shall be prorated on the basis of the parties’ reasonable estimate of such amount.  Except as otherwise stated above, if necessary, the amount of prorations shall be adjusted in cash after Closing, as and when complete and accurate information becomes available but in any event no later than ninety (90) days after the Closing Date; provided, however, the ninety (90) day period shall be extended for a reasonable time for any real property tax reduction or abatement proceeds, which are to be prorated between Purchaser and Seller pursuant to Section 5.1(c), and for any period of time which may be required for reconciliation of tax, insurance, and common area maintenance expenses for the calendar year in which the Closing Date occurs.  Purchaser and Seller each agree to reasonably cooperate with the other with respect to such final proration.  This provision shall survive Closing and shall not be merged therein.

6.       REPRESENTATIONS AND WARRANTIES

6.1	Seller’s Representations and Warranties

Seller hereby represents and warrants to Purchaser as follows:

(a)

Seller’s Entity.  Seller is a Delaware limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.  Seller has qualified as a foreign limited partnership in the state in which the Property is located, and the execution and performance of this Agreement will not violate any term of its limited partnership certificate or agreement, or any judicial decree, statute or regulation by which it may be bound or affected.

(b)

Seller’s Authority.  Seller has full power and authority to enter into this Agreement and to perform all its obligations hereunder, and has taken all action required by law, its governing instruments, or otherwise to authorize the execution, delivery and performance of this Agreement and all the deeds, agreements, certificates, and other documents contemplated herein, and this Agreement has been duly executed by and is a valid and binding agreement of Seller,  enforceable in accordance with its terms, except as enforceability may be limited by equitable principles or by the laws of bankruptcy, insolvency, or other laws affecting creditors’ rights generally.

(c)

No Conflict or Lien.  To the best of Seller’s knowledge, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated herein will conflict with or result in a breach of any contract, license or undertaking to which Seller is a party or by which any of its property is bound, or constitute a default thereunder or, except as contemplated herein, result in the creation of any lien or encumbrance upon the Property.

(d)

No Proceedings.  Except as set forth on Schedule 6, to the best of Seller’s knowledge, no legal or administrative proceeding is (i)  pending or threatened against the Property or (ii) pending or threatened against Seller which would affect the Property or Seller’s right to convey the Property to Purchaser as contemplated in this Agreement.  Schedule 6 sets forth all prior legal and administrative proceedings (including real estate tax appeals) with respect to the Property to which Seller has been a party.  Seller shall have the right to, and shall promptly, update the representation set forth herein to reflect any proceeding that first becomes pending after the Effective Date, or of which Seller first acquires knowledge after the Effective Date.

(e)

Leases.  Seller has delivered to Purchaser a correct and complete copy of each of the Leases and any amendments thereto.  The information regarding the Leases contained on the Rent Roll attached as Exhibit I, which identifies all tenants of the Property as of the Effective Date, is correct and complete as of the date of this Agreement.  To the knowledge of Seller, each of the Leases is in full force and effect, no notice has been given of any cancellation or surrender thereof, and neither Seller nor the tenant is in default thereunder.

(f)

Violations.  Seller has no knowledge of and has not received written notice from any governmental body, authority or agency of any violation of federal, state or local laws, ordinances, codes, rules or regulations affecting the Property, including any notice with respect to any Hazardous Materials (as hereinafter defined) or of any violation of any insurance requirements relative to the Property, any matters identified in which have not been corrected.  Seller shall have the right to, and shall promptly, update the representation set forth herein to reflect any notice of which Seller first acquires knowledge after the Effective Date.

(g)

Condemnation.  Seller has no knowledge of and has received no written notice of any pending or threatened condemnation proceedings relating to the Property.  Seller shall have the right to, and shall promptly, update the representation set forth herein to reflect any proceeding that first becomes pending after the Effective Date, or of which Seller first acquires knowledge after the Effective Date.

(h)

Commissions.  No leasing commissions will be due and payable following the Closing with respect to the existing terms of the Leases except as set forth on the Rent Roll described in Section 3.6(a)(i) hereof; provided, however, that nothing contained in this Section  6.1(h) shall be construed in any way to modify the obligations with respect to leasing commissions and tenant improvements described in Sections 9.2 and 9.3 hereof.

(i)

Service Contracts.  All Service Contracts affecting the Property to which Seller is a party are accurately set forth on Schedule 3 hereto.  To the best of Seller’s knowledge, neither Seller nor any contractor is in default under any of the Service Contracts.

(j)

Underground Storage Tanks.  To the best of Seller’s knowledge, except as may be set forth in the environmental and other reports delivered by Seller to Purchaser, there are no underground storage tanks at the Property.

          Except with respect to the warranties set forth in Section 6.1 hereof, Seller has not made any warranty or representation, express or implied, written or oral, concerning the Property, including without limitation any representations relating to Hazardous Materials (as defined in Section 6.3(c) below).

          All representations and warranties of Seller contained herein are intended to and shall remain true and correct as of the Closing and shall survive the delivery of the Deed for a period of six (6) months after Closing and shall thereafter expire unless a claim thereunder has been commenced in compliance with the next sentence and diligently pursued thereafter.  Any claims by Purchaser with respect to such representations or warranties shall be commenced by written notice to Seller within said six (6) month period and shall be diligently pursued thereafter or shall be deemed waived by Purchaser.  Notwithstanding the foregoing, Purchaser shall have no claim against Seller with respect to the representations and warranties set forth in this Section 6.1 if Purchaser had actual knowledge that a representation or warranty was untrue or inaccurate or incorrect as of the time of Closing and Purchaser nevertheless chose to proceed with Closing hereunder.

          Whenever in this Agreement a representation of Seller is based on the “Seller’s knowledge” or words of similar import, such reference shall be deemed to be to the actual knowledge of Robert F. Gossett, Jr., without investigation or inquiry of any kind.  There shall be no personal liability to said individual arising out of said representations or warranties.  No knowledge of parties affiliated with, employed by, or related by agency to Seller shall be imputed to Seller or to the above-named person.

          Notwithstanding anything to the contrary contained in this Agreement, the aggregate amount which may be collected by Purchaser pursuant to the representations and warranties of Seller set forth herein shall not exceed $200,000.

6.2	Purchaser’s Representations and Warranties

Purchaser represents, warrants, and covenants to Seller that:

(a)

Authority to Execute; Organization.  This Agreement constitutes the valid and binding obligation of Purchaser and is enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by equitable principles or by the laws of bankruptcy, insolvency, or other laws affecting creditors’ rights generally.  Purchaser is a corporation validly organized and in good standing under the laws of the state of its organization, and the execution of this Agreement, delivery of money and all required documents, Purchaser’s performance of this Agreement and the transaction contemplated hereby have been duly authorized by the requisite action on the part of the Purchaser and Purchaser’s directors, shareholders, partners, members or trustees.

(b)	Recording. Purchaser shall not record this Agreement or a memorandum hereof at any time.

(c)

Litigation.  There is no litigation pending or, to Purchaser’s knowledge, threatened, against Purchaser or any basis therefore before any court, regulatory authority or administrative agency that would likely result in any material adverse change in the business or financial condition of the Purchaser.

(d)

Financial Condition.  Purchaser has adequate financial resources (including the proceeds from any mortgage financing) to make timely payment of all sums due from Purchaser hereunder and to perform all of its obligations hereunder.

(e)

Purchaser Experience.  Purchaser is represented by counsel in connection with this transaction.  Purchaser has the responsibility under this Agreement to inspect the Property and the real estate market in sufficient detail to fully satisfy itself with respect to the environmental conditions and the market conditions affecting the Property including, without limitation, property values, interest rates, and similar market factors.  Purchaser has reached its conclusions based upon its own analysis and without relying upon representations by Seller, its employees, agents or consultants.

(f)

Terrorist Organizations.  Purchaser is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by the United States Treasury Department as a Specifically Designated National and Blocked person, or for or on behalf of any person, group, entity or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; and it is not engaged in this transaction directly or indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity or nation.

(g)

Polish Ocean Lines Litigation.  Purchaser acknowledges for Purchaser’s successors, heirs and assignees, that the Property does not include, and Seller shall expressly retain, any and all rights it may have or hereafter acquire with respect to that certain litigation matter described on Schedule 6 as the Polish Ocean Lines matter.  From and after Closing, promptly upon request of Seller, Purchaser, its successors, heirs and assigns shall execute, acknowledge (as appropriate) and deliver to Seller such further assurances and take such further actions as may be reasonably required or appropriate to confirm the foregoing, provided that Purchaser shall not incur any additional cost, expense or obligation in connection with any act that Seller may request.

6.3	Purchaser Accepts Property “As Is”

(a)

Purchaser Acknowledgment.  As of the expiration of the Inspection Period, Purchaser acknowledges for Purchaser and Purchaser’s successors, heirs and assignees, (i) that Purchaser has been given full opportunity to inspect and investigate the Property, all improvements thereon and all aspects relating thereto, either independently or through agents and experts of Purchaser’s choosing, (ii) that Purchaser is acquiring the Property based solely upon Purchaser’s own investigation and inspection thereof and Seller’s representations and warranties set forth in Section 6.1(a) through (j) hereof inclusive, and (iii) that the provisions of this Section 6.3(a) shall survive Closing and shall not be merged therein.  SELLER AND PURCHASER AGREE THAT UPON CLOSING THE PROPERTY SHALL BE SOLD AND THAT PURCHASER SHALL ACCEPT POSSESSION OF THE PROPERTY ON THE CLOSING DATE “AS IS, WHERE IS, WITH ALL FAULTS” WITH NO RIGHT OF SET-OFF OR REDUCTION IN THE PURCHASE PRICE, AND THAT EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN SECTION 6.1(a) THROUGH (j) HEREOF INCLUSIVE AND AS OTHERWISE EXRESSLY SET FORTH IN THIS AGREEMENT, SUCH SALE SHALL BE WITHOUT REPRESENTATION OR WARRANTY OF

ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTY OF INCOME POTENTIAL, OPERATING EXPENSES, USES, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND SELLER DOES HEREBY DISCLAIM AND RENOUNCE ANY SUCH REPRESENTATION OR WARRANTY.  PURCHASER SPECIFICALLY ACKNOWLEDGES THAT PURCHASER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, SELLER’S AGENTS OR BROKERS, AS TO ANY MATTER CONCERNING THE PROPERTY (EXCEPT FOR THE WARRANTIES SPECIFICALLY SET FORTH IN SECTION 6.1(a) THROUGH (j) HEREOF INCLUSIVE AND AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT), INCLUDING WITHOUT LIMITATION: (l) THE CONDITION OR SAFETY OF THE PROPERTY OR ANY IMPROVEMENTS THEREON, INCLUDING, BUT NOT LIMITED TO, PLUMBING, SEWER, HEATING AND ELECTRICAL SYSTEMS, ROOFING, AIR CONDITIONING, IF ANY, FOUNDATIONS, SOIL AND GEOLOGY INCLUDING HAZARDOUS MATERIALS (AS HEREINAFTER DEFINED), LOT SIZE, OR SUITABILITY OF THE PROPERTY OR ITS IMPROVEMENTS FOR A PARTICULAR PURPOSE; (2) WHETHER THE APPLIANCES, IF ANY, PLUMBING OR UTILITIES ARE IN WORKING ORDER; (3) THE HABITABILITY OR SUITABILITY FOR OCCUPANCY OF ANY STRUCTURE AND THE QUALITY OF ITS CONSTRUCTION; (4) THE FITNESS OF ANY PERSONAL PROPERTY; OR (5) WHETHER THE IMPROVEMENTS ARE STRUCTURALLY SOUND, IN GOOD CONDITION, OR IN COMPLIANCE WITH APPLICABLE CITY, COUNTY, STATE OR FEDERAL STATUTES, CODES OR ORDINANCES, INCLUDING, WITHOUT LIMITATION THE REQUIREMENTS OF THE AMERICANS WITH DISABILITIES ACT, 42 USCA § 12101 et. seq.  SUBJECT ONLY TO THE WARRANTIES EXPRESSLY SET FORTH IN SECTIONS 6.1(a) THROUGH (j) HEREOF AND AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT IT IS RELYING SOLELY UPON ITS OWN INSPECTION OF THE PROPERTY AND NOT UPON ANY REPRESENTATIONS MADE TO IT BY SELLER, ITS OFFICERS, DIRECTORS, CONTRACTORS, AGENTS OR EMPLOYEES OR ANY PERSON WHOMSOEVER.  ANY REPORTS, REPAIRS OR WORK REQUIRED BY PURCHASER ARE TO BE THE SOLE RESPONSIBILITY OF PURCHASER AND PURCHASER AGREES THAT THERE IS NO OBLIGATION ON THE PART OF SELLER TO MAKE ANY CHANGES, ALTERATIONS, OR REPAIR TO THE PROPERTY AND PURCHASER ACKNOWLEDGES THAT, IN THE EVENT THAT PURCHASER ELECTS TO PROCEED TO CLOSING PRIOR TO THE EXPIRATION OF THE INSPECTION PERIOD AS PROVIDED IN THIS AGREEMENT, PURCHASER WILL HAVE COMPLETED ITS DUE DILIGENCE WITH RESPECT TO THE PROPERTY TO ITS SATISFACTION.

(b)

No Claim for Hazardous Materials.  Upon Closing, Purchaser, for Purchaser and Purchaser’s successors in interest, releases Seller from, and waives all claims and liability which Purchaser may have against Seller for, any structural, physical and environmental condition of the Property, including without limitation the presence, discovery or removal of any Hazardous Materials in, at, about or under the Property, or for, connected with or arising out of any and all claims or causes of action based upon the Comprehensive Environmental Response,

Compensation, and Liability Act of 1980 (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Resource Conservation and Recovery Act (“RCRA”), the Toxic Substances Control Act (the “TSCA”), as such acts may be amended from time to time, or any other federal or state statutory or regulatory cause of action arising from or related to Hazardous Materials at, in or under the Property  (collectively, the “Hazardous Waste Laws”).  The waiver and release of Purchaser set forth in this Section 6.3(b) shall survive the Closing Date and shall be enforceable at any time after the Closing Date.

(c)

“Hazardous Materials” Defined.  For purposes of this Agreement, the term “Hazardous Material” shall mean any substance, chemical, waste or material that is or becomes regulated by any federal, state or local governmental authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, those substances regulated by the Hazardous Waste Laws.

(d)

No Representations as to Hazardous Materials.  Purchaser acknowledges that, except as expressly set forth in Section 6.1(j) hereof, Seller has made no representations or warranties whatsoever to Purchaser regarding the presence or absence of any Hazardous Materials in, at, or under the Property; provided, however, that Seller and Purchaser acknowledge that Seller has made certain representations as to no proceedings, notices received, knowledge or otherwise as more specifically set forth in Sections 6.1 (d), (f) and (g)  hereof.  Purchaser has made such studies and investigations, conducted such tests and surveys, and engaged such specialists as Purchaser has deemed appropriate to evaluate fairly the Property and its risks from an environmental and Hazardous Materials standpoint.

(e)

Continued Operation and Maintenance of Property.  Seller shall, from the Effective Date of this Agreement to the Closing Date, continue to operate the Property in the ordinary course consistent with the practices and procedures in effect as of the Effective Date, except to the extent that this Agreement expressly provides otherwise.

7.	CONDITIONS TO CLOSING

	7.1	Seller’s Conditions

          The obligation of Seller to sell and convey the Property under this Agreement is subject to the satisfaction of the following conditions precedent or conditions concurrent (the satisfaction of which may be waived only in writing by Seller):

	(a)	Delivery and execution by Purchaser to Escrow Holder of all monies, items, and other instruments required to be delivered by Purchaser to Escrow Holder;

	(b)	Purchaser’s covenants, warranties, and representations set forth herein shall be true and correct as of the Closing Date;

	(c)	All of the actions by Purchaser contemplated by this Agreement shall have been completed;

(d)	There shall be no uncured default by Purchaser of any of its obligations under this Agreement;

(e)	Prior to the expiration of the Inspection Period, Purchaser shall have notified Seller that the condition set forth in Section 7.2(g) has been satisfied or waived by Purchaser; and

(f)

If the renovations described in Section 5.1(e) have not been completed prior to the Closing Date, Seller and Purchaser shall have agreed in writing on the plans and specifications for such work and the form of License Agreement.

7.2	Purchaser’s Conditions

The obligation of Purchaser to acquire the Property under this Agreement is subject to the satisfaction of the following conditions precedent or conditions concurrent:

(a)	Delivery of Purchaser’s notice to proceed, as provided in Section 3.5;

(b)

Delivery and execution by Seller to Escrow Holder of all monies, items and other instruments to be delivered by Seller to Escrow Holder, provided, however, that the original Leases and Service Contracts which survive Closing, and the leasing and property files and records pertaining to day-to-day operation, leasing and maintenance of the Property, to the extent same are in the possession of Seller, shall be held at the Property for delivery to the Purchaser incident to Closing;

(c)	Seller’s covenants, warranties and representations set forth herein shall be true and correct as of the Closing Date;

(d)	All of the actions by Seller contemplated by this Agreement shall have been completed;

(e)	There shall be no uncured default by Seller of any of its obligations under this Agreement;

(f)	Purchaser shall have received, on or before five (5) days before the Closing Date, Tenant Estoppel Certificates, as set forth in Section 15, from each of the tenants under the Leases;

(g)

Prior to the expiration of the Inspection Period, Purchaser shall have received from a lender reasonably satisfactory to Purchaser a commitment to finance Purchaser’s acquisition of the Property on terms not less favorable to Purchaser than the terms described in Schedule 4;

(h)	Title Company shall be irrevocably committed to issue the Title Policy subject to the Permitted Exceptions;

(i)	Seller shall not be the subject of any voluntary or involuntary proceeding under any federal or state bankruptcy or insolvency law; and

(j)

If the renovations described in Section 5.1(e) have not been completed prior to the Closing Date, Seller and Purchaser shall have agreed in writing on the plans and specifications for such work and the form of License Agreement.

7.3	Failure of Condition

(a)

In the event of a failure of any condition contained in Section 7.1 or 7.2 above which is not the result of a default by either party, the party for whose benefit the condition existed may either waive the condition and proceed to Closing or may terminate this Agreement in which event the Deposit and all documents and funds deposited by Purchaser shall be immediately returned to Purchaser, all documents deposited by Seller shall be immediately returned to Seller, and neither party shall have any further rights or obligations hereunder (except as set forth in Sections 3.5(a) and (e), 3.6(b), 9.1, 11.2 and 11.12);

(b)	In the event of a failure of any condition contained in Section 7.2 above due to a default by Seller, then Purchaser may in its sole discretion:

(i)

terminate this Agreement in which event the Deposit and all documents and funds deposited by Purchaser shall be immediately returned to Purchaser, all documents deposited by Seller shall be immediately returned to Seller, and neither party shall have any further rights or obligations hereunder (except as set forth in Sections 3.5(a) and (e), 3.6(b), 9.1, 11.2 and 11.12);

	(ii)	pursue specific performance of Seller’s obligation to convey the Property to Purchaser in accordance with the terms of this Agreement; or

	(iii)	waive such default and close the transaction.

(c)	In the event of a failure of any condition contained in Section 7.1 above due to a default by Purchaser, Seller may in its sole discretion:

(i)

terminate this Agreement and Seller shall retain as liquidated damages the Deposit, as described in Article 12, in which event all documents deposited by Purchaser shall be immediately returned to Purchaser, and all documents deposited by Seller shall be immediately returned to Seller, copies of all third party reports obtained by Purchaser shall be delivered to Seller in accordance with Section 3.5, and neither party shall have any further rights or obligations hereunder (except as set forth in Sections 3.5(a) and (e), 3.6(b), 9.1, 11.2 and 11.12); or

	(ii)	Seller may waive such default and close the transaction.

(d)

Seller waives any rights it may have to specific performance in the event of a default by Purchaser with the exclusive remedy of Seller being the right to liquidated damages more fully described in Section 12 hereof.  Purchaser waives any right to any claim of any nature for damages or otherwise in the event of a default by Seller and Purchaser acknowledges that its exclusive remedies in the event of a default by Seller shall be to either terminate this Agreement in accordance with Section 7.3(b)(i) above, to seek specific performance in accordance with Section 7.3(b)(ii) above, or waive such default and close the transaction in accordance with Section 7.3(b)(iii) above.

8.	DAMAGE OR DESTRUCTION OF THE PROPERTY; CONDEMNATION

	8.1	Damage or Destruction of the Property

(a)

If, between the Effective Date and the Closing Date, the Property is Materially Damaged or Destroyed (as hereinafter defined), Purchaser may elect in writing, within ten (10) days after receipt of notice by Purchaser from Seller of such damage or destruction (the “Casualty Notice Date”), accompanied by information regarding the amount and payment of insurance, to terminate this Agreement or to purchase all of the Property without regard to such damage or destruction.  If Purchaser fails to notify Seller of Purchaser’s election, Purchaser will be deemed to have elected not to proceed with the purchase of all of the Property.  In the event that Purchaser purchases the Property, Seller shall have no obligation to repair any such damage or destruction, nor shall the Purchase Price be adjusted except as provided in 8.1(b) below.  “Materially Damaged or Destroyed” shall mean damage or destruction the repair or replacement of which either would not be permitted due to the then effective requirements of any applicable law, ordinance, rule or regulation of any governmental or quasi-governmental agency having jurisdiction, or, as determined by a licensed general contractor having at least five (5) years experience in the construction of commercial office buildings, selected by Seller and reasonably approved by Purchaser, would exceed Seven Hundred Fifty Thousand Dollars ($750,000) as to any casualty of a type against which insurance is maintained (a “Major Insured Casualty”) or would exceed Three Hundred Fifty Thousand Dollars ($350,000) as to any casualty against which insurance is not maintained, or would permit the tenants of the Property to terminate their Leases (a “Major Uninsured Casualty”).  As used herein, repair or replacement means such repair or replacement to the Improvements as may be required to restore the Improvements to a condition having substantially the same design, specifications and equipment of the Improvements immediately prior to the casualty.  If, between the Effective Date and the Closing Date, the Property sustains nonmaterial damage, the parties shall proceed to Closing.  If between the Effective Date and the Closing Date, the Property is Materially Damaged or Destroyed due to a Major Uninsured Casualty, Seller may elect in writing, within five (5) days after the Casualty Notice Date, to terminate this Agreement.  If Seller fails to notify Purchaser of Seller’s election, Seller will be deemed to have elected not to proceed with the sale of all of the Property.

(b)

If Purchaser elects or is required to purchase the Property despite such damage or destruction, Seller shall assign its rights to and Purchaser shall be entitled to receive any insurance proceeds (with any accrued interest thereon) at or after Closing (as the same are available) and Purchaser shall receive a credit toward the Purchase Price (i) for the insurance deductible relative to Seller’s insurance on the Property with respect to an insured casualty, including a Major Insured Casualty, or (ii) for the cost of repair (to be determined by a licensed general contractor in accordance with the procedure set forth in Section 8.1(a) above) not covered by insurance with respect to an uninsured casualty, including a Major Uninsured Casualty.  Seller shall reasonably cooperate with Purchaser to allow Purchaser to collect any available insurance proceeds.  Seller agrees to maintain until the Closing the level of insurance coverage in effect on the Property as of the Effective Date.

(c)

If, as a result of any casualty, any determination, election or agreement required by the terms of this Section 8.1 is not made by the scheduled Closing Date, the Closing Date shall be extended for an appropriate time, not to exceed twenty (20) days, after such determination, election or agreement.

	8.2	Condemnation

          If prior to Closing all or any part of the Property is subject to a proposed taking by any public authority, Seller shall promptly notify Purchaser in writing of such proposed taking and Purchaser may terminate this Agreement by notice to Seller within five (5) days after written notice thereof.  If Purchaser so elects, this Agreement shall terminate.  If Purchaser does not so elect to terminate this Agreement, Purchaser shall accept the Property subject to the taking without a reduction in the Purchase Price and shall receive at Closing an assignment of all of Seller’s rights to any condemnation award to the extent that such amount does not exceed the Purchase Price plus any legal fees and expenses actually expended in obtaining such award, with any condemnation award in excess of such amount to be divided equally between Seller and Purchaser.  Seller shall reasonably cooperate with Purchaser to allow Purchaser to collect any such award.

9.	COMMISSIONS AND EXPENSES

	9.1	Payment of the Sale Commission

          Purchaser and Seller represent and warrant to each other that no real estate broker or agent has been authorized to act on either parties’ behalf except CB Richard Ellis and Cushman & Wakefield (collectively, “Seller’s Agent”) under a separate commission agreement between Seller and Seller’s Agent, and Staubach Company (“Purchaser’s Agent”) under a separate commission agreement between Purchaser and Purchaser’s Agent.  Seller and Purchaser will pay or cause to be paid to Seller’s Agent and Purchaser’s Agent, respectively, at Closing, the commission payable under such commission agreements.  Purchaser hereby indemnifies Seller and holds Seller harmless from and against any and all demands or claims which now or hereafter may be asserted against Seller for any brokerage fees, commissions or similar types of compensation which may be claimed by any broker which was engaged or which claims to have been engaged by Purchaser and all expenses and costs in handling or defending any such demand or claim, including reasonable attorneys’ fees.  Seller hereby indemnifies Purchaser and holds Purchaser harmless from and against any and all demands or claims which now or hereafter may be asserted against Purchaser for any brokerage fees, commissions or similar types of compensation which may be claimed by any broker which was engaged or which claims to have been engaged by Seller and all expenses and costs in handling or defending any such demand or claim, including reasonable attorneys’ fees.  This provision shall survive (i) any termination of this Agreement and (ii) the Closing and shall not be merged therein.

	9.2	Leasing Commissions/Tenant Improvements

(a)

Seller shall pay all leasing commissions or tenant improvement costs payable under Leases executed prior to the Effective Date except for commissions and costs payable by reason of any expansion, extension or renewal of such Leases (to the extent such expansions, extensions or renewals are pursuant to option rights expressly set forth in such Leases as of the Effective Date, herein called the “Existing Rights”) occurring on or after the Effective Date, which shall be paid by Seller and Purchaser as hereinafter provided.  Seller shall also pay all leasing commissions or tenant improvement costs payable in connection with the pending lease matters described on Schedule 5, which matters are hereby approved by Purchaser.  A summary of the business terms of any amendment, renewal or expansion of an existing Lease (unless such renewal or expansion is pursuant to and in accordance with the terms of any Existing Rights, in which case Seller and Purchaser agree that any such renewal or expansion shall be effective upon the valid exercise by a tenant pursuant to the terms of any such Existing Rights) or of any new Lease which Seller wishes to execute between the Effective Date and the Closing Date will be submitted to Purchaser prior to execution by Seller.  Purchaser agrees to notify Seller in writing within five (5) Business Days after its receipt thereof of either its approval or disapproval thereof, including all leasing commissions, tenant improvement and inducement payments to be incurred in connection therewith.  If Purchaser informs Seller within such five (5) Business Day period that Purchaser does not approve the amendment, renewal or expansion of the existing Lease or the new Lease (a “New Lease Agreement”), and such notice is given after Purchaser has delivered the notice to proceed pursuant to Section 3.5 above, then Seller shall not enter into the proposed New Lease Agreement.  If such notice is given prior to Purchaser’s delivery of the notice to proceed pursuant to Section 3.5 above, Seller may elect by written notice to the Purchaser prior to the Out Date (i) not to enter into the proposed New Lease Agreement or (ii) to proceed with such New Lease Agreement; provided, however, that in the event that Seller elects to proceed with such New Lease Agreement and the parties shall thereafter proceed to Closing, all leasing commissions, tenant improvement costs, inducement payments, attorneys’ fees or other fees payable incident to the initial tenancy under such New Lease Agreement shall be paid by Seller.  In the event Purchaser fails to notify Seller in writing of its approval or disapproval of any New Lease Agreement within the five (5) Business Day period set forth above, Purchaser shall be deemed to have approved such New Lease Agreement.  All leasing commissions and tenant improvement costs, inducement payments, attorneys’ fees and other fees paid or expenses incurred with respect to any New Lease Agreement (regarding which Seller has advised Purchaser in the requisite summary of business terms delivered to Purchaser as required above) approved or deemed approved by Purchaser as set forth above in this Section 9.2(a) shall be the obligation of Purchaser and Seller, divided pro rata based upon an allocation determined by the rental income received by Seller relative to such New Lease Agreement prior to Closing and the total rental income projected to be paid during the initial term of such New Lease Agreement.

(b)

To the extent Seller shall be obligated for any leasing commissions, tenant improvement costs, inducement payments, attorneys’ fees or other fees payable in connection with any Lease or New Lease Agreement pursuant to Section 9.2(a) above for which actual payment thereof has not been made by or on behalf of Seller on or before the Closing, Purchaser shall receive a credit at Closing for all such unpaid commissions, costs, expenses and fees.

9.3	Lease Expense Reimbursement and Assumption

          At Closing, Purchaser shall (i) reimburse Seller for all leasing commissions, tenant improvement costs, inducement payments, attorneys’ fees and other fees paid or expenses incurred by Seller under any New Lease Agreement made on or after the Effective Date, if any, which has been approved or deemed approved by Purchaser pursuant to Section 9.2, less the pro rata share of all such costs and expenses otherwise payable by Seller pursuant to the last sentence of Section 9.2(a) above and (ii) assume all obligations of the landlord under Leases which either (a) arise after Closing or (b) are continuing covenants of the landlord which apply after Closing, if any.

	9.4	Maintenance of the Property; Property Personnel

Between Seller’s execution of this Agreement and the Closing, Seller shall maintain the Property in its existing condition and repair, reasonable wear and tear excepted.

	9.5	Service Contracts

          Seller shall not, after the date of this Agreement, enter into any service contract affecting the Property or any amendment thereof, which shall be an obligation of Purchaser after Closing, or waive, compromise or settle any rights of Seller under any Service Contract which shall be assumed by Purchaser upon Closing, or agree to, or modify, amend, or terminate any Service Contract which shall be assumed by Purchaser upon Closing, without in each case obtaining Purchaser’s prior written consent thereto.  Seller shall terminate at or before Closing those existing Service Contracts that Seller is contractually entitled to terminate without cost and that Purchaser designates to Seller, on or before the Out Date, as not to survive Closing.

10.	NOTICES

          All notices, requests or demands to a party hereunder shall be in writing and shall be effective (i) when received by overnight courier service or facsimile telecommunication (provided that a copy of such notice, request or demand is deposited into the United States mail within one (1) business day of the facsimile transmission), or (ii) three (3) days after being deposited into the United States mail (sent certified or registered, return receipt requested), in each case addressed as follows (or to such other address as Purchaser or Seller may designate in writing in accordance with this Section 10):

If to Seller:

Corporate Realty Income Fund I, L.P.
475 Fifth Avenue, 21st Floor
New York, New York 10017
Attention: Robert F. Gossett, Jr.
Phone No.: (212) 696-1134
Fax No.: (212) 696-1271
Email:	Rfgossett@aol.com

With a copy to:

Arnold & Porter
399 Park Avenue
New York, New York 10022
Attention: Michael J. Canning, Esq.
Phone No.: (212) 715-1110
Fax No.: (212) 715-1399
Email:	Michael_Canning@aporter.com
Kathryn_Olson@aporter.com

If to Purchaser:

Vision Systems Group, Inc.
622 Georges Road, Suite 203Edgewater Place, Suite 200
North Brunswick, NJ 08902
Attention: Viswa Mandalapu
Phone No.: (732) 537-9000 x 2436
Fax No.: (732) 537-9990
Email:	viswa@vsginc.com

With a copy to:

Herten, Burstein, Sheridan, L.L.C.
Court Plaza North
25 Main Street
Hackensack, NJ 07601
Attention: Patrick Papalia, Esq.
Phone No.: (201) 342-6000
Fax No.: (201) 342-6611
Email:	ppapalia@hertenburstein.com

If to Escrow Holder:

Town Title Agency, LLC
97 Rochelle Avenue
Rochelle Park, NJ 07662
Tel. (201) 556-1750
Fax (201) 556-0178
Attention: Joseph Ciambrone

11.	MISCELLANEOUS

	11.1	Time

Time is of the essence in the performance of each party’s obligations hereunder.

	11.2	Attorneys’ Fees

          If any legal action, arbitration or other proceeding is commenced to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to an award of its attorneys’ fees and expenses.  The phrase “prevailing party” shall include a party which receives substantially the relief desired whether by dismissal, summary judgment, judgment or otherwise.  This provision shall survive (i) any termination of this Agreement and (ii) the Closing and shall not be merged therein.

	11.3	No Waiver

          No waiver by any party of the performance or satisfaction of any covenant or condition shall be valid unless in writing and shall not be considered to be a waiver by such party of any other covenant or condition hereunder.

11.4	Entire Agreement

          This Agreement contains the entire agreement between the parties regarding the Property and supersedes all prior agreements, whether written or oral, between the parties regarding the same subject.  This Agreement may only be modified in writing.

11.5	Survival

          Except for (i) the representations and indemnity obligations of Purchaser and Seller under this Agreement, (ii) the post-closing obligations of Purchaser and Seller under this Agreement and (iii) as otherwise specifically provided in this Agreement, none of the agreements, warranties and representations contained herein shall survive Closing.

11.6	Successors

Subject to Section 11.7, this Agreement shall bind and inure to the benefit of the parties hereto and to their respective legal representatives, successors and permitted assigns.

11.7	Assignment

          Purchaser shall be entitled, without Seller’s prior consent, to assign Purchaser’s rights in and to this Agreement to an entity controlled by or under common control with Purchaser (a “Permitted Assignee”).  Seller’s written consent shall be required for any other assignment of Purchaser’s rights to a nominee under this Agreement.  Any attempted unpermitted assignment, except with Seller’s prior written consent, shall be ineffective and shall constitute a default under this Agreement.  Notwithstanding any assignment hereunder, Purchaser shall remain liable for the obligations of Purchaser under this Agreement.  Purchaser represents, warrants and certifies to Seller that Purchaser has not assigned, transferred or encumbered or agreed to assign, transfer or encumber, directly or indirectly, all or any portion of its rights or obligations under this Agreement.  Purchaser shall give written notice of any proposed assignment at least five (5) Business Days prior to Closing.  If there is an assignment permitted hereunder or if Seller approves such assignment, Seller shall have no obligation to reissue any estoppels, surveys, or title commitments previously delivered to Purchaser, nor shall Seller be responsible for any costs or expenses of any nature associated with such transfer.

11.8	Relationship of the Parties

The parties acknowledge that neither party is an agent for the other party, and that neither party shall or can bind or enter into agreements for the other party.

11.9	Governing Law

This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New Jersey.

11.10	Possession; Risk of Loss

          Seller shall deliver to Purchaser possession of the Property on the Closing Date, subject only to the Leases and Permitted Exceptions.  All risk of loss or damage with respect to the Property shall pass from Seller to Purchaser upon Closing.

11.11	Review by Counsel

          The parties acknowledge that each party and its counsel have reviewed and approved this Agreement, and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

11.12	Confidentiality

(a)

Seller and Purchaser hereby covenant and agree that, at all times after the date of execution hereof and prior to the Closing, unless consented to in writing by the other party, no press release or other public disclosure concerning this transaction shall be made, and each party agrees to use best efforts to prevent disclosure of this transaction, other than (i) to directors and officers of the parties, limited partners, members and/or shareholders of Seller, Purchaser or Permitted Assignee, and employees, prospective lenders of Purchaser or Permitted Assignee, attorneys, accountants, agents and affiliates of the parties who are involved in the ordinary course of business with this transaction, all of which shall be instructed to comply  with the confidentiality provisions hereof, or (ii) as required by law or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction.

(b)

Notwithstanding anything to the contrary contained elsewhere herein, Purchaser hereby acknowledges that all information furnished by Seller or its agents or representatives to Purchaser or obtained by Purchaser in the course of Purchaser’s investigation of the Property, or in any way arising from or relating to any and all studies or entries upon the Property by Purchaser, its agents or representatives, shall be treated as confidential information and further, that if any such confidential information is disclosed to unpermitted third parties prior to the Closing, Seller may suffer damages and irreparable harm.  In connection therewith, Purchaser hereby expressly understands, acknowledges and agrees (i) that Purchaser will not disclose any of the contents or information contained in or obtained as a result of any reports or studies made in connection with Purchaser’s investigation of the Property, in any form whatsoever (including, but not limited to, any oral information received by Purchaser during the course of Purchaser’s inspection of the Property), to any party prior to the Closing other than (a) the Seller, Seller’s employees, agents or representatives, or Purchaser’s or a Permitted Assignee’s agents, employees, representatives, attorneys, consultants or potential institutional lenders without the prior express written consent of Seller (which consent shall not be unreasonably withheld) or (b) as required by law or in response to lawful process or subpoena or other valid and enforceable order of a court of competent jurisdiction; (ii) that in making any disclosure of such information as permitted hereunder, Purchaser will advise said parties of the confidentiality of such information and the potential of damage to Seller as a result of any disclosure of such information by said third party; and (iii) that Seller is relying on Purchaser’s covenant not to disclose any of the contents or information contained in any such reports or investigations to unpermitted third parties prior to Closing (all of which is deemed to be confidential information by the provisions of this Section).  In the event this Agreement is terminated, Purchaser agrees to return to Seller all information, studies, or reports Purchaser or Purchaser’s agents have obtained from Seller or Seller’s agents, contractors or representatives with respect to the Property or the condition of the Property.  In the event either Purchaser or Purchaser’s agents, employees, representatives, attorneys, consultants or potential institutional lenders cause a breach of Purchaser’s duty of confidentiality hereunder, Purchaser shall be liable to Seller for damages and Seller may pursue all of its remedies afforded it under this Agreement.  This provision shall survive (i) any termination of this Agreement and (ii) the Closing and shall not be merged therein.

11.13	Termination

          Upon termination of this Agreement for any reason by either party, Purchaser shall have the obligation to return to Seller all Due Diligence Documents and copies thereof (including the survey) and any other information or documentation received by Purchaser from Seller or Seller’s agents with respect to the Property and shall not disclose to any unpermitted third party the contents thereof.  Seller shall not have any obligation to return or permit the return of any sums due Purchaser upon any termination of this Agreement, including the Deposit, until the Due Diligence Documents and copies thereof (including the survey) and such other information or documents provided to Purchaser by Seller or Seller’s agents have been returned to Seller.  Further, to the extent that any return of the Deposit to the Purchaser permitted hereunder upon a termination of this Agreement is conditioned upon Purchaser not then being in default hereunder, then, in the event that Purchaser is, or is alleged to be, in default hereunder, the Escrow Holder shall retain that portion of the Deposit designated by Seller as being in dispute (and return the balance to Purchaser) until such default(s) has been finally resolved by Purchaser and Seller or finally determined by a court of competent jurisdiction, as provided for in Section 2 of this Agreement, whereupon any amounts so determined to be owing to Seller, to and including all of said Deposit, if appropriate, shall be delivered to Seller on account of amounts owing Seller as a result of such default(s), with any balance, including all of said Deposit, if appropriate, to be returned to Purchaser; provided, however, that nothing herein shall affect Seller’s right and entitlement to all of the Deposit as provided in Section 2.1 and in other provisions of this Agreement where Seller shall be entitled to retain the Deposit as liquidated damages pursuant to Section 12 below.

11.14	Reserved

11.15	Counterparts

This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and the counterparts taken together shall constitute a single agreement.

11.16	Limitation on Liability

          Purchaser expressly agrees that the obligations and liabilities of Seller under this Agreement and any document referenced herein shall not constitute personal obligations of the officers, directors, employees, agents, affiliates, members, representatives, partners, stockholders or other principals and representatives of Seller.  Notwithstanding anything to the contrary, Seller’s liability, if any, arising in connection with this Agreement or with the Property shall, prior to Closing, be limited to the remedies as set forth in Section 7.3 of this Agreement and, post-Closing, shall be limited to $200,000 in accordance with Section 6.1 of this Agreement.  The limitations of liability contained in this section shall apply equally and inure to the benefit of Seller’s present and future officers, directors, affiliates, members, representatives, trustees, partners, shareholders, agents and employees, and their respective heirs, successors and assigns.

	11.17	Partial Invalidity

          If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

	11.18	Construction

          Headings at the beginning of each section and subsection are solely for the convenience of Purchaser and Seller and are not a part of this Agreement and shall have no effect upon the construction or interpretation of any part hereof.  Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine, and vice versa.  This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if Purchaser and Seller had prepared the same.  Unless otherwise indicated, all references to sections and subsections are to this Agreement.  All Exhibits referred to in this Agreement are attached hereto and incorporated herein by this reference.  In the event the stated date for Closing or the date on which Purchaser or Seller is required to take any action under the terms of this Agreement is not a Business Day, the action shall be taken on the next succeeding Business Day thereafter.

12.	LIQUIDATED DAMAGES

          IF PURCHASER SHALL BREACH OR DEFAULT IN ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT, SELLER SHALL BE ENTITLED TO TERMINATE THIS AGREEMENT AND RETAIN THE AMOUNT OF THE DEPOSIT DESCRIBED IN SECTION 2.2 AS LIQUIDATED DAMAGES.  SELLER AND PURCHASER ACKNOWLEDGE THAT SELLER’S DAMAGES WOULD BE DIFFICULT TO DETERMINE, AND THAT THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLER’S DAMAGES.  SELLER AND PURCHASER SPECIFICALLY FURTHER AGREE AFTER NEGOTIATION THAT THIS SECTION 12 IS INTENDED TO AND DOES LIQUIDATE THE AMOUNT OF DAMAGES DUE SELLER, AND SHALL BE SELLER’S EXCLUSIVE REMEDY AGAINST PURCHASER, BOTH AT LAW AND IN EQUITY ARISING FROM OR RELATED TO A BREACH BY PURCHASER OF ITS OBLIGATION TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  THE PROVISIONS OF THIS SECTION 12 SHALL NOT BE CONSTRUED AS A LIMITATION ON THE OBLIGATIONS OF PURCHASER UNDER SECTIONS 3.5(a) and (e), 3.6(b), 9.1, 11.2 and 11.12  HEREOF. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS TRANSACTION.

PURCHASER’S INITIALS: ______ SELLER’S INITIALS: ______

13.	NO RECORDING

          The provisions hereof shall not constitute a lien on the Property and this Agreement shall not be placed or suffered to be placed by Purchaser for recording with the office of the recorder (clerk) for the county in which the Property is located.  Purchaser hereby appoints Seller as Purchaser’s true and lawful attorney-in-fact, coupled with an interest, for the purposes of the execution of such documents and doing such acts as shall be necessary to effect the discharge of the recording of this Agreement if such recording shall have been accomplished in violation of this Section.

14.	EFFECTIVENESS

This Agreement shall only be effective if a counterpart is signed by both Seller and Purchaser.

15.	TENANT ESTOPPEL CERTIFICATES

          Seller shall make commercially reasonable efforts to deliver to Purchaser, within thirty (30) days following the Effective Date, an original, executed tenant estoppel certificate from each tenant, in substantially the form attached hereto as Exhibit J or otherwise containing the information required to be contained in such tenant’s tenant estoppel certificate pursuant to such Tenant’s Lease (each, a “Tenant Estoppel Certificate”).

[Signatures on following pages]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

SELLER:

CORPORATE REALTY INCOME FUND I, L.P.

By:	/s/ ROBERT F. GOSSETT, JR.

Robert F. Gossett, Jr. General Partner

By:	1345 Realty Corporation, General Partner

	By:	/s/ ROBERT F. GOSSETT, JR.

Robert F. Gossett, Jr. President

[Signatures continue on following pages]

PURCHASER:

VISION SYSTEMS GROUP, INC., a New Jersey corporation

By:	/s/ VISWA MANDALAPU

Name:	Viswa Mandalapu
Title:	Chief Executive Officer

[Signatures continue on following page]

ESCROW HOLDER:

TOWN TITLE AGENCY, LLC

By:

Its:

TABLE OF CONTENTS

EXHIBIT A	Legal Description of Property

EXHIBIT B	Bill of Sale

EXHIBIT C	Assignment and Assumption Agreement

EXHIBIT D	Seller’s Affidavit

EXHIBIT E	Form of Limited Warranty Deed

EXHIBIT F	Tenant Notification Letter

EXHIBIT G	Form of Seller’s Recertification of Representations and Warranties

EXHIBIT H	Form of Purchaser’s Recertification of Representations and Warranties

EXHIBIT I	Rent Roll

EXHIBIT J	Form of Tenant Estoppel Certificate

SCHEDULE 1	Personal Property

SCHEDULE 2	Permits

SCHEDULE 3	Service and Other Contracts

SCHEDULE 4	Purchaser’s Financing

SCHEDULE 5	Leasing Matters

SCHEDULE 6	Litigation Matters

SCHEDULE 7	Building Lobby Renovation

i

EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

All that certain tract, parcel and lot of land lying and being situate in the Borough of South Plainfield, County of Middlesex, State of New Jersey, being more particularly described as follows:

Beginning at a point in the new easterly sideline of Durham Avenue (formerly New Brooklyn to New Durham Road), said point also marking the point of intersection of the new easterly sideline of Durham Avenue and the centerline of Kavkaz Avenue (vacated ORD #512), said point being 40 feet at right angles from the centerline of Durham Avenue, thence

1.	North 24 degrees 11 minutes 13 seconds West along the new right-of-way line of Durham Avenue, a distance of 307.92 feet to a point; thence

2.	North 65 degrees 48 minutes 47 seconds East, making a new division line, a distance of 350.00 feet to a point; thence

3.	North 24 degrees 11 minutes 13 seconds West still making a new division line, a distance of 65.00 feet to a point; thence

4.	North 30 degrees 55 minutes 21 seconds East still making a new division line, a distance of 256.52 feet to a point; thence

5.	South 58 degrees 39 minutes 17 seconds East along the westerly sideline of Route 287, a distance of 428.00 feet to a point; thence

6.

South 54 degrees 04 minutes 26 seconds West along the centerline of Kavkaz Avenue, also the division line with the Prudential Insurance Co. of America, a distance of 819.78 to the point and place of beginning.

Being also known as (reported for informational purposes only):

Lot 4.01, Block 550, on the official tax map of the Borough of South Plainfield, County of Middlesex, New Jersey.

A-1

EXHIBIT B

BILL OF SALE

          THIS BILL OF SALE (the “Bill of Sale”) is made as of the ____ day of ________, 2005 by CORPORATE REALTY INCOME FUND I, L.P., a Delaware limited partnership (“Seller”) to ___________, a ______________ (“Purchaser”).

          Seller and Vision Systems Group, Inc., a New Jersey corporation, Purchaser’s predecessor, are parties to a Purchase and Sale Agreement (the “Purchase Agreement”) dated as of January 28, 2005 which provides for the sale of Seller’s interest in certain real property (the “Property”) located in the State of New Jersey as more particularly described on Schedule A attached hereto.

          In connection with the Purchase Agreement, Seller is required to convey to Purchaser certain items of tangible personal property as hereinafter described.

          NOW THEREFORE, in consideration of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby CONVEYS AND TRANSFERS to Purchaser, its legal representatives, successors and assigns, all of its right, title and interest in and to personal property located on the Property and the improvements thereon relating to the ownership, use, maintenance or operation of the Property and said improvements.

          SELLER MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE CONDITION OF THE PERSONAL PROPERTY OR ITS MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE; PROVIDED, HOWEVER, THAT SELLER COVENANTS THAT SELLER HAS NOT DONE OR SUFFERED ANYTHING WHEREBY THE PERSONAL PROPERTY HAS BEEN ENCUMBERED IN ANY WAY WHATEVER.  BY ITS ACCEPTANCE OF THIS BILL OF SALE, PURCHASER ACKNOWLEDGES THAT IT HAS FULLY INSPECTED THE PERSONAL PROPERTY AND PURCHASER ACCEPTS THE SAME IN ITS PRESENT USED AND “AS IS” CONDITION.

          IN WITNESS WHEREOF, the foregoing Bill of Sale was executed as of the date first set forth above.

CORPORATE REALTY INCOME FUND I, L.P.

By:

Robert F. Gossett, Jr.
General Partner

By:	1345 Realty Corporation,
General Partner

By:

Robert F. Gossett, Jr. President

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

          On the __ day of __________________, in the year 2005, before me, the undersigned, personally appeared Robert F. Gossett, Jr., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacities, and that by his signatures on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

My commission expires on ________________

SCHEDULE A
TO BILL OF SALE

Legal Description of Property

All that certain tract, parcel and lot of land lying and being situate in the Borough of South Plainfield, County of Middlesex, State of New Jersey, being more particularly described as follows:

Beginning at a point in the new easterly sideline of Durham Avenue (formerly New Brooklyn to New Durham Road), said point also marking the point of intersection of the new easterly sideline of Durham Avenue and the centerline of Kavkaz Avenue (vacated ORD #512), said point being 40 feet at right angles from the centerline of Durham Avenue, thence

7.	North 24 degrees 11 minutes 13 seconds West along the new right-of-way line of Durham Avenue, a distance of 307.92 feet to a point; thence

8.	North 65 degrees 48 minutes 47 seconds East, making a new division line, a distance of 350.00 feet to a point; thence

9.	North 24 degrees 11 minutes 13 seconds West still making a new division line, a distance of 65.00 feet to a point; thence

10.	North 30 degrees 55 minutes 21 seconds East still making a new division line, a distance of 256.52 feet to a point; thence

11.	South 58 degrees 39 minutes 17 seconds East along the westerly sideline of Route 287, a distance of 428.00 feet to a point; thence

12.

South 54 degrees 04 minutes 26 seconds West along the centerline of Kavkaz Avenue, also the division line with the Prudential Insurance Co. of America, a distance of 819.78 to the point and place of beginning.

Being also known as (reported for informational purposes only):

Lot 4.01, Block 550, on the official tax map of the Borough of South Plainfield, County of Middlesex, New Jersey.

EXHIBIT C

ASSIGNMENT AND ASSUMPTION AGREEMENT

          THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Assignment”), is made as of the ____ day of ________, 2005 by and between CORPORATE REALTY INCOME FUND I, L.P., a Delaware limited partnership (“Assignor”) and ________________, a _____________ (“Assignee”).

RECITALS

          Assignor, as seller, and Vision Systems Group, Inc., a New Jersey corporation, Assignee’s predecessor, as purchaser, are parties to a Purchase and Sale Agreement (“Purchase Agreement”) dated as of January 28, 2005, which provides for the sale of Assignor’s interest in certain real property (the “Property”) located in the State of New Jersey, as more particularly described on Schedule A attached hereto; and

          The Purchase Agreement provides, inter alia, (i) that Assignor shall assign to Assignee certain leases, commission agreements, service contracts, warranties and guaranties, (ii) that Assignee shall assume all of the obligations of Seller thereunder from and after the date of Closing (as defined in the Purchase Agreement), and (iii) that Assignor and Assignee shall execute this Assignment.

          NOW, THEREFORE, in consideration of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1.     Definitions.  As used herein, the following terms have the following meanings:

                  A.     Accrued Obligations.  All obligations or rights to damages which accrued or arose prior to the Closing under any of the Assigned Property, as defined below.

                  B.     Assumed Obligations.  All obligations of Seller under the Assigned Property, as defined below, which arise or accrue on or after the Closing.

          2.     Assignment.  Assignor hereby conveys and assigns to Assignee all of its right, title and interest in, to and under the following (collectively, the “Assigned Property”):

                  A.     those certain tenant space leases set forth on Schedule B attached hereto; together with all rents and other sums due thereunder (other than Delinquent Rents (as defined in the Purchase Agreement) and other additional rent and reimbursements payable under such tenant space leases and accruing prior to the Closing) after Closing and any and all security deposits in connection therewith;

                  B.     those certain equipment leases set forth on Schedule C attached hereto, to the extent assignable;

                  C.     those certain commission agreements disclosed to Purchaser prior to the Out Date (as defined in the Purchase Agreement) set forth on Schedule D attached hereto, to the extent assignable;

                  D.     those certain service and maintenance contracts set forth on Schedule E attached hereto, to the extent assignable;

                  E.     all permits and licenses held by Assignor pertaining to the Property, to the extent assignable;

                  F.     all unexpired guaranties, warranties (including guaranties and warranties pertaining to the construction and maintenance of the Improvements), permits, approvals, licenses, legal certificates, and authorizations pertaining to the Property, to the extent assignable;

                  G.     all other intangibles pertaining to the Property, to the extent assignable; and

                  H.     the trade name for the Property, all of Assignor’s telephone numbers at the Property, and all marketing, advertising and promotional material and photographs of the Property.

          3.     Assumption.  Assignee hereby assumes and agrees timely to perform the Assumed Obligations.

          4.     Indemnity.  Assignee hereby indemnifies and agrees to defend and hold harmless Assignor from any loss, cost, claim, liability, expense or demand of whatever nature arising from any breach or failure of Assignee to observe or perform any of the Assumed Obligations.  Assignor hereby indemnifies and agrees to defend and hold harmless Assignee from any loss, cost, claim, liability, expense or demand of whatever nature arising from any breach or failure of Assignor to observe or perform any of the Accrued Obligations.

          5.     Claims.  As a condition to the liability of the other party hereunder, the claiming parting (“Claiming Party”) shall notify the other party (“Other Party”), in writing, of any claim (“Claim”) covered by this Assignment within a reasonable time after the assertion thereof by a third party against Claiming Party.  In the event of such a notice of a Claim by Claiming Party to Other Party, Other Party shall have ten (10) days after receipt thereof in which to undertake the defense of the Claim on behalf of itself and Claiming Party.  If Other Party so undertakes to defend said Claim on behalf of itself and Claiming Party, it shall retain and pay counsel to conduct such defense.  Such counsel shall be subject to the approval of the Claiming Party which approval shall not be unreasonably withheld or delayed.  Claiming Party may employ its own counsel to work with Other Party as counsel in connection with the defense of said Claim, but Claiming Party shall pay all fees and disbursements of said counsel.  Other Party may settle the Claim, without the consent of Claiming Party, to the extent the settlement does not bind Claiming Party or impose any obligation on Claiming Party.  If Claiming Party would have any liability for the payment and/or performance of any settlement, Claiming Party’s written consent thereto must be obtained by Other Party in order for said settlement to be binding upon Claiming Party.

          If Other Party refuses or fails to so undertake to defend the Claim, Claiming Party may defend the same on its own behalf, may retain and pay counsel to conduct such defense and may settle the Claim, without the consent of Other Party.  Other Party shall then reimburse Claiming Party (a) for all reasonable costs, including court costs and reasonable attorneys’ fees, incurred by Claiming Party in connection with said defense and/or any such settlement and (b) for all sums paid pursuant to any judgment, including interest, against Claiming Party in connection therewith or any such settlement.

          6.     This Assignment may be executed in counterparts, each of which shall be an original and all of which taken together shall constitute one and the same Assignment.  This Assignment shall become effective only after each of the parties hereto shall have executed and delivered it to the other.

          IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first set forth above.

ASSIGNOR:

CORPORATE REALTY INCOME FUND I, L.P.

By:

Robert F. Gossett, Jr. General Partner

By:	1345 Realty Corporation,
General Partner

By:

Robert F. Gossett, Jr. President

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

          On the __ day of__________________, in the year 2005, before me, the undersigned, personally appeared Robert F. Gossett, Jr., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacities, and that by his signatures on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

My commission expires on ________________

[Signatures continue on following page]

ASSIGNEE:

___________, a __________________

By:

Name:

Title:

STATE OF NEW JERSEY	)
	)	ss:
COUNTY OF	)

          On the __ day of ____________, in the year 2005, before me, the undersigned, personally appeared ____________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

My commission expires on ________________

SCHEDULE A
TO ASSIGNMENT AND ASSUMPTION AGREEMENT

Legal Description of Property

All that certain tract, parcel and lot of land lying and being situate in the Borough of South Plainfield, County of Middlesex, State of New Jersey, being more particularly described as follows:

Beginning at a point in the new easterly sideline of Durham Avenue (formerly New Brooklyn to New Durham Road), said point also marking the point of intersection of the new easterly sideline of Durham Avenue and the centerline of Kavkaz Avenue (vacated ORD #512), said point being 40 feet at right angles from the centerline of Durham Avenue, thence

1.	North 24 degrees 11 minutes 13 seconds West along the new right-of-way line of Durham Avenue, a distance of 307.92 feet to a point; thence

2.	North 65 degrees 48 minutes 47 seconds East, making a new division line, a distance of 350.00 feet to a point; thence

3.	North 24 degrees 11 minutes 13 seconds West still making a new division line, a distance of 65.00 feet to a point; thence

4.	North 30 degrees 55 minutes 21 seconds East still making a new division line, a distance of 256.52 feet to a point; thence

5.	South 58 degrees 39 minutes 17 seconds East along the westerly sideline of Route 287, a distance of 428.00 feet to a point; thence

6.

South 54 degrees 04 minutes 26 seconds West along the centerline of Kavkaz Avenue, also the division line with the Prudential Insurance Co. of America, a distance of 819.78 to the point and place of beginning.

Being also known as (reported for informational purposes only):

Lot 4.01, Block 550, on the official tax map of the Borough of South Plainfield, County of Middlesex, New Jersey.

SCHEDULE B
TO ASSIGNMENT AND ASSUMPTION AGREEMENT

LEASES

[To be provided]

SCHEDULE C
TO ASSIGNMENT AND ASSUMPTION AGREEMENT

Equipment Leases

[To be provided]

SCHEDULE D
TO ASSIGNMENT AND ASSUMPTION AGREEMENT

Commission Agreements

[To be provided]

SCHEDULE E
TO ASSIGNMENT AND ASSUMPTION AGREEMENT

Service Contracts

A.T.C. Services, Inc. – Temperature Control Maintenance Agreement dated as of February 1, 2004

Simplex Grinnell – Fire Alarm System Service Agreement dated as of May 1, 2004

Country View, Inc. – Snow Removal Agreement dated as of April 1, 2004

Clifton Elevator Service Company, Inc. – Elevator Maintenance Agreement dated as of July 1, 2004

Cushman & Wakefield – Sale and Leasing Agreement dated as of June 4, 2002

EXHIBIT D

SELLER’S AFFIDAVIT

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

          Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person.  To inform the transferee that withholding of tax is not required upon the disposition of a United States real property interest by CORPORATE REALTY INCOME FUND I, L.P., a Delaware limited partnership (“CRIF”) the undersigned hereby certifies the following on behalf of CRIF:

          1.  CRIF is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); and

          2.  CRIF’s U.S. employer tax identification number is 13-3311993; and

          3.  CRIF’s office address is 475 Fifth Avenue, 21st Floor, New York, New York 10017.

          CRIF understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

          The undersigned as a general partner of CRIF and as officer of a general partner of CRIF declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete, and he further declares that he has authority to sign this document on behalf of CRIF.

D-1

Dated: _______________, 2005.

CORPORATE REALTY INCOME FUND I, L.P.

By:

Robert F. Gossett, Jr. General Partner

By:	1345 Realty Corporation,
General Partner

By:

Robert F. Gossett, Jr. President

Sworn to and subscribed before
me this _____ day of ________, 2005.

Notary Public

D-2

EXHIBIT E

FORM OF LIMITED WARRANTY DEED

LIMITED WARRANTY DEED

STATE OF	)
	)	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF	)

          THAT CORPORATE REALTY INCOME FUND I, L.P., a Delaware limited partnership (“Grantor”), for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration to it in hand paid by _________________, a ___________ (“Grantee”), whose address for mailing purposes is _______________________, the receipt and sufficiency of which is hereby acknowledged and confessed; has GRANTED, SOLD and CONVEYED, and by these presents does hereby GRANT, SELL and CONVEY, unto Grantee, all that certain tract of land, together with all improvements now or at any time hereafter located on the hereinafter-described property or attached to the improvements thereon, lying and being situated in the County of Middlesex, State of New Jersey, and being more particularly described by metes and bounds on Exhibit A attached hereto and made a part hereof for all purposes (the “Subject Property”).

          THIS CONVEYANCE of the Subject Property is made and accepted expressly subject to the matters shown on Exhibit B attached hereto and made a part hereof for all purposes.

          TO HAVE AND TO HOLD the Subject Property, together with all and singular the rights, titles and appurtenances thereto in anywise belonging, unto Grantee, its successors and assigns forever; and Grantor does hereby bind itself, its successors and assigns, to WARRANT and FOREVER DEFEND all and singular the Subject Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming, or to claim the same or any part thereof, by, through or under Grantor but not otherwise, except for the matters set forth on Exhibit B.

          Grantor promises that, except as set forth in Exhibit B, Grantor has done no act as to encumber the Subject Property that will survive the delivery of this Deed.  The foregoing promise is a “Covenant as to Grantor’s Acts” (N.J.S.A. 45:4-6).

[Signatures on next page]

          EXECUTED this _____ day of ___________, 2005.

CORPORATE REALTY INCOME FUND I, L.P.

By:

Robert F. Gossett, Jr. General Partner

By:	1345 Realty Corporation,
General Partner

By:

Robert F. Gossett, Jr. President

STATE OF NEW YORK	)
	)	ss
COUNTY OF NEW YORK	)

          This instrument was acknowledged before me on the ____ day of __________, 2005, by Robert F. Gossett, Jr., as General Partner of CORPORATE REALTY INCOME FUND I, L.P., a Delaware limited partnership, and as President of 1345 Realty Corporation, General Partner of CORPORATE REALTY INCOME FUND I, L.P., a Delaware limited partnership, and stated that the actual consideration for this Deed is $________, as defined in N.J.S.A. 6:15-5.

Notary Public
Printed Name:
My Commission expires:

SCHEDULE A
TO LIMITED WARRANTY DEED

Legal Description of Property

All that certain tract, parcel and lot of land lying and being situate in the Borough of South Plainfield, County of Middlesex, State of New Jersey, being more particularly described as follows:

Beginning at a point in the new easterly sideline of Durham Avenue (formerly New Brooklyn to New Durham Road), said point also marking the point of intersection of the new easterly sideline of Durham Avenue and the centerline of Kavkaz Avenue (vacated ORD #512), said point being 40 feet at right angles from the centerline of Durham Avenue, thence

1.	North 24 degrees 11 minutes 13 seconds West along the new right-of-way line of Durham Avenue, a distance of 307.92 feet to a point; thence

2.	North 65 degrees 48 minutes 47 seconds East, making a new division line, a distance of 350.00 feet to a point; thence

3.	North 24 degrees 11 minutes 13 seconds West still making a new division line, a distance of 65.00 feet to a point; thence

4.	North 30 degrees 55 minutes 21 seconds East still making a new division line, a distance of 256.52 feet to a point; thence

5.	South 58 degrees 39 minutes 17 seconds East along the westerly sideline of Route 287, a distance of 428.00 feet to a point; thence

6.

South 54 degrees 04 minutes 26 seconds West along the centerline of Kavkaz Avenue, also the division line with the Prudential Insurance Co. of America, a distance of 819.78 to the point and place of beginning.

Being also known as (reported for informational purposes only):

Lot 4.01, Block 550, on the official tax map of the Borough of South Plainfield, County of Middlesex, New Jersey.

SCHEDULE B
TO LIMITED WARRANTY DEED

Permitted Exceptions

[To be inserted]

EXHIBIT F

TENANT NOTIFICATION LETTER

______________, 2005

Tenant
______________________
______________________

Re:

Dear Tenant:

          You are currently a tenant at the above address.  The purpose of this letter is to inform you that Corporate Realty Income Fund I, L.P. has sold the building to _______________ (“Buyer”) and transferred any and all security deposits under your Lease to Buyer.

          You should make all rental payments and direct any inquiries relating to the Property after the date of this notice to the new manager of the Property:

________________________________
________________________________
________________________________
Attn:____________________________

Very truly yours,

CORPORATE REALTY INCOME FUND I, L.P.,		__________________, a __________________________
a Delaware limited partnership

By:		By:

	Robert F. Gossett, Jr.	Name:
General Partner
Title:

By:	1345 Realty Corporation,
General Partner

By:

Robert F. Gossett, Jr.
President

F-1

EXHIBIT G

FORM OF SELLER’S RECERTIFICATION OF
REPRESENTATIONS AND WARRANTIES

          Corporate Realty Income Fund I, L.P., a Delaware limited partnership (“CRIF”) hereby certifies to _______________________, a _________________ (“Purchaser”) that the representations and warranties set forth in Section 6.1 of that certain Purchase and Sale Agreement between CRIF and Vision Systems Group, Inc., a New Jersey corporation, Purchaser’s predecessor, dated as of January 28, 2005 (the “Purchase Agreement”) are true, correct and complete as of the date hereof.

          This Recertification is subject to the terms and conditions of the Purchase Agreement including without limitation the provisions and limitations of the last four (4) paragraphs of Section 6.1 thereof.

CORPORATE REALTY INCOME FUND I, L.P.

By:

Robert F. Gossett, Jr. General Partner

By:	1345 Realty Corporation,
General Partner

By:

Robert F. Gossett, Jr. President

Dated: ______________, 2005

G-1

EXHIBIT H

FORM OF PURCHASER’S RECERTIFICATION
OF REPRESENTATIONS AND WARRANTIES

          The undersigned hereby certifies to Corporate Realty Income Fund I, L.P., a Delaware limited partnership (“CRIF”), that the representations and warranties set forth in Section 6.2 of that certain Purchase and Sale Agreement between CRIF, as Seller and the undersigned as Purchaser dated as of January 28, 2005 (“Purchase Agreement”) are true, correct and complete as of the date hereof.

          All representations and warranties of Purchaser set forth in Sections 6.2 (a), (b), (c) and (d) of the Purchase Agreement shall survive for a period of six (6) months following the date hereof and shall thereafter expire unless a claim thereunder has been commenced in compliance with the next sentence and diligently pursued thereafter.  Any claims by CRIF with respect to such representations or warranties shall be commenced by written notice to Purchaser within said six (6) month period and shall be diligently pursued thereafter or shall be deemed waived by CRIF.  Notwithstanding the foregoing, CRIF shall have no claim against Purchaser with respect to the representations and warranties set forth in Sections 6.2 (a), (b), (c) or (d) of the Purchase Agreement if CRIF had actual knowledge that such representation or warranty was untrue or inaccurate or incorrect as of the date hereof and CRIF nevertheless chose to proceed with Closing under the Purchase Agreement.

VISION SYSTEMS GROUP, INC., a New Jersey corporation

By:

Name:

Title:

___________________, a ___________________

By:

Name:

Title:

Dated:  ______________, 2005

H-1

EXHIBIT I

RENT ROLL

[Additional Information on attached page]

Tumi, Inc.

Lease dated as of September 1, 1998
Amendment No. 1 to Lease dated as of September 29, 1999
Assignment of Leases and Landlord’s Subordination and Consent dated as of November 29, 2000
Amendment No. 2 to Lease dated as of September 5, 2002

Security Deposit:  $52,550.00

Rent Status:  Current

Commerce Bank

Lease dated as of March 8, 1999
Extension Agreement and Supplement dated as of January 10, 2001
Second Extension Agreement and Supplement dated as of January ___, 2003

Security Deposit:  None

Rent Status:  Current

Gannett Fleming, Inc.

Lease dated as of April 30, 1999
Acceptance Agreement dated as of November 17, 1999

Security Deposit:  $4,764.00

Rent Status:  $54 balance due (over 90 days)

Systems Documentation, Inc.

Lease dated as of August 24, 2000
Extension Agreement and Supplement dated as of September 6, 2004

Security Deposit:  $12,978.00

Rent Status:  $10,442.17 due (1 – 30 days)

I-1

Fleetwood Financial Corp.

Lease dated as of January 22, 2004
Letter Agreement dated January 22, 2004
Confirmation Letter dated as of May, 28, 2004

Security Deposit:  $17,594.66

Rent Status:  Current

AT&T Wireless PCS, LLC

Lease Agreement dated October 24, 2000

Security Deposit:  None

Rent Status:  $1,546.32 prepaid (61 – 90 days); $103.68 due (1 – 30 days)

I-2

EXHIBIT J

FORM OF TENANT ESTOPPEL CERTIFICATE

Estoppel Certificate

RE:

Lease (the “Lease”) between Corporate Realty Income Fund I, L.P., as Landlord (“Landlord”), and __________________ as Tenant (“Tenant”), dated ________________, with respect to __________________ (the “Premises”)

Sir/Madam:

          Tenant understands that Landlord intends to sell the Premises and in connection with such sale Tenant hereby certifies to Landlord, its successors and assigns, including the purchaser of the Premises and any mortgagee, as follows:

1.

The Lease is in full force and effect; except as stated herein, it has not been amended or modified in any way; and it represents the entire agreement between Landlord and Tenant.  The Lease initialed by Tenant and attached as Schedule “A” and made a part hereof is a true, complete and correct copy of the Tenant’s Lease.  There has been no amendment, modification or supplement of any kind or nature varying the stated terms and conditions of the Lease, except as attached to this Certificate.

2.	The Lease Commencement Date is ___________________.

3.	The Lease Termination Date is ________________________.

4.	Tenant has accepted possession of the Premises, which have been completed in accordance with the requirements of the Lease.

5.

There is no free rent or other rent concessions and no offsets or credits against rentals or other monetary obligations under the Lease; there are no outstanding claims or defenses to enforcement of the Lease; and all of Landlord’s obligations thereunder have been fulfilled.

6.	Tenant has the following option(s) to renew or extend the Lease term:

Number of renewal or extension terms: __________________
Length of each renewal or extension term: __________________

7.

The current monthly base rental is $____________, and rent has been paid through the date of ______________, ____.  All rentals and other charges due and payable under the Lease by Tenant have been paid up to the date hereof.  No rent under the Lease has been or will be paid more than thirty (30) days in advance of its due date.

8.	Tenant has paid to Landlord the following sums (other than rent in the ordinary course of business) pursuant to the terms of the Lease:

a. __________________ dollars of security deposit;
b. __________________ dollars of prepaid rent;
c. __________________ dollars toward tenant improvement;
d. __________________ other (specify)

9.

No breaches or defaults exist under the Lease by Tenant or, to the best of Tenant’s knowledge, by Landlord, and no event has occurred which, after the passage of time or the giving of notice, would constitute a breach or default under the Lease or give Tenant any offset right or claims under the Lease.

10.	Tenant has not assigned its interest in the Lease, and Tenant has received no notice of any assignment of the rents accrued under the Lease.

11.	Tenant has no option or right to purchase the property or any part thereof, or any right of first refusal or right of first option.

12.	Tenant agrees that the Lease shall be subordinate in all respects to the lien of any mortgage on the property.

13.	There are no actions, whether voluntary or otherwise, pending against Tenant under any bankruptcy laws.

14.

Tenant’s use of the Premises is _______________________, which use, occupancy, operation and/or control of the Premises does not presently involve, and to the best of my/our knowledge  has not in the past involved, directly or indirectly, in whole or in part, the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of hazardous substances or wastes as those terms are defined in the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1k-6 et seq. (P.L. 1993,C.112) (“ISRA”).  Tenant’s Standard Industrial Classification (as defined in ISRA) is ____________________ and (falls) (does not fall) under major group numbers 23-30, 46-49, 51 or 76.

15.	The Tenant has not discharged nor is discharging any petroleum products or other hazardous substances upon the Premises, nor is it aware of any underground storage tanks at the Premises.

16.

There have been no claims, litigation, administrative proceedings, whether actual or threatened, or judgments or orders relating to any hazardous substances, hazardous wastes, discharges, emissions, or other forms of pollution relating in any way to Tenant’s use or activities at the Premises.

17.	All Notices to Tenant under the Lease should be sent to the following address for Tenant:

18.	The person executing this certification is duly authorized to execute the same on behalf of Tenant, and this certificate is and shall be binding on the Tenant, its successors and assigns.

          Tenant acknowledges that Landlord and its successors and assigns, including the purchaser of the Premises and any mortgagee and their respective successors and assigns, will rely on the statements contained herein in purchasing the Premises which is subject to the Lease.

DATE:  _______________, 2005

WITNESS:	TENANT:

By:

Name:
Title:

SCHEDULE 1

PERSONAL PROPERTY

Personal Computer (including software to the extent assignable)

Desk

Fax Machine

1

SCHEDULE 2

PERMITS

1

SCHEDULE 3

SERVICE AND OTHER CONTRACTS

A.T.C. Services, Inc. – Temperature Control Maintenance Agreement dated as of February 1, 2004

Simplex Grinnell – Fire Alarm System Service Agreement dated as of May 1, 2004

Country View, Inc. – Snow Removal Agreement dated as of April 1, 2004

Clifton Elevator Service Company, Inc. – Elevator Maintenance Agreement dated as of July 1, 2004

1

SCHEDULE 4

FINANCING TERMS

1

SCHEDULE 5

PENDING LEASING MATTERS

Expansion of premises occupied by Fleetwood Financial Corp. by approximately 5,000 RSF at $16/SF for the first 2 years and $16.50/SF for the last 3 years of a 5-year lease.

Tenant would have the right to buy out the lease after 2 years by paying 3 months’ rent plus unamortized tenant improvements and leasing commissions.

Fleetwood Financial is in the process of being bought out by Israeli Discount Bank.

1

SCHEDULE 6

LITIGATION MATTERS

Polish Ocean Lines Matter – Seller commenced an action against Polish Ocean Lines, a former tenant of the Property, in the Superior Court of Middlesex County, New Jersey (Docket No. L-011170-9), to recover unpaid rent due under a terminated lease.  Following the defendant’s default, the Superior Court in May 2001 entered judgment in favor of Seller in the amount of $4,389,298.15.  That judgment remains unsatisfied.

1

SCHEDULE 7

BUILDING LOBBY RENOVATION

[To be inserted]

1